Exhibit 99.1 Financial Statements and Supplementary Data 2012

Willis Group Holdings plc

Item 8 —	Financial Statements and Supplementary Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of Willis Group Holdings Public Limited Company
Dublin, Ireland
We have audited the accompanying consolidated balance sheets of Willis Group Holdings Public Limited Company and subsidiaries (the ‘Company’) as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income, changes in equity, and cash flows for each of the three years in the period ended December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Willis Group Holdings Public Limited Company and subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.
We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2012, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 28, 2013 expressed an unqualified opinion on the Company’s internal control over financial reporting.
/s/ Deloitte LLP
London, United Kingdom
February 28, 2013 (August 8, 2013 as to Note 33)

Willis Group Holdings plc

CONSOLIDATED STATEMENTS OF OPERATIONS

		Years ended December 31,
	Note	2012	2011	2010
		(millions, except per share data)
REVENUES
Commissions and fees		$3,458	$3,414	$3,293
Investment income		18	31	38
Other income		4	2	1
Total revenues		3,480	3,447	3,332
EXPENSES
Salaries and benefits	3	(2,475)	(2,087)	(1,868)
Other operating expenses		(581)	(656)	(564)
Depreciation expense	12	(79)	(74)	(63)
Amortization of intangible assets	14	(59)	(68)	(82)
Goodwill impairment charge	13	(492)	—	—
Net (loss) gain on disposal of operations	6	(3)	4	(2)
Total expenses		(3,689)	(2,881)	(2,579)
OPERATING (LOSS) INCOME		(209)	566	753
Make-whole on repurchase and redemption of senior notes and write-off of unamortized debt issuance costs		—	(171)	—
Interest expense	20	(128)	(156)	(166)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES		(337)	239	587
Income taxes	7	(101)	(32)	(140)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES		(438)	207	447
Interest in earnings of associates, net of tax	15	5	12	23
(LOSS) INCOME FROM CONTINUING OPERATIONS		(433)	219	470
Discontinued operations, net of tax	8	—	1	—
NET (LOSS) INCOME		(433)	220	470
Less: net income attributable to noncontrolling interests		(13)	(16)	(15)
NET (LOSS) INCOME ATTRIBUTABLE TO WILLIS GROUP HOLDINGS		$(446)	$204	$455
AMOUNTS ATTRIBUTABLE TO WILLIS GROUP HOLDINGS SHAREHOLDERS
(Loss) income from continuing operations, net of tax		$(446)	$203	$455
Income from discontinued operations, net of tax		—	1	—
NET (LOSS) INCOME ATTRIBUTABLE TO WILLIS GROUP HOLDINGS		$(446)	$204	$455
EARNINGS PER SHARE — BASIC AND DILUTED	9
BASIC EARNINGS PER SHARE
— Continuing operations		$(2.58)	$1.17	$2.68
DILUTED EARNINGS PER SHARE
— Continuing operations		$(2.58)	$1.15	$2.66
CASH DIVIDENDS DECLARED PER SHARE		$1.08	$1.04	$1.04

The accompanying notes are an integral part of these consolidated financial statements.

Financial statements

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

		Years ended December 31,
	Note	2012	2011	2010
		(millions)

Net (loss) income		$(433)	$220	$470
Other comprehensive income, net of tax:
Foreign currency translation adjustments		46	(29)	(8)
Unrealized holding gain		—	—	2
Pension funding adjustment:
Foreign currency translation on pension funding adjustment		(22)	8	17
Net actuarial (loss) gain		(167)	(208)	9
Prior service gain		—	7	—
Amortization of unrecognized actuarial loss		38	25	29
Amortization of unrecognized prior service gain		(5)	(4)	(4)
		(156)	(172)	51
Derivative instruments:
Gain on interest rate swaps (effective element)		2	10	11
Interest rate swap reclassification adjustment		(4)	(10)	(19)
Gain on forward exchange contracts (effective element)		9	2	—
Forward exchange contracts reclassification adjustment		(3)	(5)	14
		4	(3)	6
Other comprehensive (loss) income, net of tax	23	(106)	(204)	51
Comprehensive (loss) income		(539)	16	521
Less: Comprehensive income attributable to noncontrolling interests		(13)	(15)	(13)
Comprehensive (loss) income attributable to Willis Group Holdings		$(552)	$1	$508

The accompanying notes are an integral part of these consolidated financial statements.

Willis Group Holdings plc

CONSOLIDATED BALANCE SHEETS

		December 31,
	Note	2012	2011
		(millions, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents		$500	$436
Accounts receivable, net		933	910
Fiduciary assets	11	9,271	9,338
Deferred tax assets	7	13	44
Other current assets	16	181	259
Total current assets		10,898	10,987
NON-CURRENT ASSETS
Fixed assets, net	12	468	406
Goodwill	13	2,827	3,295
Other intangible assets, net	14	385	420
Investments in associates	15	174	170
Deferred tax assets	7	18	22
Pension benefits asset	19	136	145
Other non-current assets	16	206	283
Total non-current assets		4,214	4,741
TOTAL ASSETS		$15,112	$15,728
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Fiduciary liabilities		$9,271	$9,338
Deferred revenue and accrued expenses		541	320
Income taxes payable		19	15
Short-term debt and current portion of long-term debt	20	15	15
Deferred tax liabilities	7	21	26
Other current liabilities	17	327	282
Total current liabilities		10,194	9,996
NON-CURRENT LIABILITIES
Long-term debt	20	2,338	2,354
Liability for pension benefits	19	282	270
Deferred tax liabilities	7	18	32
Provisions for liabilities	21	180	196
Other non-current liabilities	17	375	363
Total non-current liabilities		3,193	3,215
Total liabilities		13,387	13,211
(Continued on next page)

Financial statements

CONSOLIDATED BALANCE SHEETS (Continued)

		December 31,
	Note	2012	2011
		(millions, except share data)
COMMITMENTS AND CONTINGENCIES	22
EQUITY
Ordinary shares, $0.000115 nominal value; Authorized: 4,000,000,000; Issued 173,178,733 shares in 2012 and 173,829,693 shares in 2011		—	—
Ordinary shares, €1 nominal value; Authorized: 40,000; Issued 40,000 shares in 2012 and 2011		—	—
Preference shares, $0.000115 nominal value; Authorized: 1,000,000,000; Issued nil shares in 2012 and 2011		—	—
Additional paid-in capital		1,125	1,073
Retained earnings		1,427	2,160
Accumulated other comprehensive loss, net of tax	23	(850)	(744)
Treasury shares, at cost, 46,408 shares in 2012 and 2011, and 40,000 shares, €1 nominal value, in 2012 and 2011		(3)	(3)
Total Willis Group Holdings stockholders’ equity		1,699	2,486
Noncontrolling interests	24	26	31
Total equity		1,725	2,517
TOTAL LIABILITIES AND EQUITY		$15,112	$15,728

The accompanying notes are an integral part of these consolidated financial statements.

Willis Group Holdings plc

CONSOLIDATED STATEMENTS OF CASH FLOWS

		Years ended December 31,
	Note	2012	2011	2010
		(millions)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income		$(433)	$220	$470
Adjustments to reconcile net income to total net cash provided by operating activities:
Income from discontinued operations		—	(1)	—
Goodwill impairment		492	—	—
Net loss (gain) on disposal of operations, fixed and intangible assets		—	(6)	3
Depreciation expense	12	79	74	63
Amortization of intangible assets	14	59	68	82
Amortization and write-off of cash retention awards	3	416	185	119
Net periodic cost of defined benefit pension plans	19	2	11	35
Provision for doubtful accounts		16	4	—
Provision for deferred income taxes		54	17	77
Excess tax benefits from share-based payment arrangements		(2)	(5)	(2)
Share-based compensation	4	32	41	47
Make-whole on repurchase and redemption of senior notes and write-off of unamortized debt issuance costs		—	171	—
Undistributed earnings of associates		(2)	(5)	(18)
Non-cash Venezuela currency devaluation		—	—	12
Effect of exchange rate changes on net income		(14)	14	6
Changes in operating assets and liabilities, net of effects from purchase of subsidiaries:
Accounts receivable		(17)	(92)	(35)
Fiduciary assets		111	162	78
Fiduciary liabilities		(111)	(162)	(78)
Cash retention awards paid	3	(221)	(210)	(196)
Funding of defined benefit pension plans		(143)	(135)	(130)
Other assets		12	69	(93)
Other liabilities		215	5	96
Movement on provisions		(20)	16	(45)
Net cash provided by continuing operating activities		525	441	491
Net cash used in discontinued operating activities		—	(2)	(2)
Total net cash provided by operating activities		525	439	489
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets		5	13	10
Additions to fixed assets		(135)	(111)	(83)
Additions to intangible assets		(2)	—	—
Acquisitions of subsidiaries, net of cash acquired		(33)	(10)	(21)
Acquisition of investments in associates		—	(2)	(1)
Payments to acquire other investments		(7)	(5)	(1)
Proceeds from sale of continuing operations, net of cash disposed		—	—	2
Proceeds from sale of discontinued operations, net of cash disposed		—	14	—
Net cash used in continuing investing activities		(172)	(101)	(94)
(Continued on next page)

Financial statements

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

		Years ended December 31,
	Note	2012	2011	2010
		(millions)
INCREASE IN CASH AND CASH EQUIVALENTS FROM OPERATING AND INVESTING ACTIVITIES		$353	$338	$395
CASH FLOWS FROM FINANCING ACTIVITIES
(Repayment on) proceeds from draw down of revolving credit facility	20	—	(90)	90
Senior notes issued		—	794	—
Debt issuance costs		—	(12)	—
Repayments of debt	20	(15)	(911)	(209)
Proceeds from issue of term loan		—	300	—
Proceeds from issue of other debt		1	—	—
Make-whole on repurchase and redemption of senior notes		—	(158)	—
Repurchase of shares		(100)	—	—
Proceeds from issue of shares		53	60	36
Excess tax benefits from share-based payment arrangements		2	5	2
Dividends paid		(185)	(180)	(176)
Proceeds from sale of noncontrolling interests		3	—	—
Acquisition of noncontrolling interests		(39)	(9)	(10)
Dividends paid to noncontrolling interests		(11)	(13)	(26)
Net cash used in continuing financing activities		(291)	(214)	(293)
INCREASE IN CASH AND CASH EQUIVALENTS		62	124	102
Effect of exchange rate changes on cash and cash equivalents		2	(4)	(7)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR		436	316	221
CASH AND CASH EQUIVALENTS, END OF YEAR		$500	$436	$316

The accompanying notes are an integral part of these consolidated financial statements.

Willis Group Holdings plc

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

		December 31,
	Note	2012	2011	2010
		(millions, except share data)
SHARES OUTSTANDING (thousands)
Balance, beginning of year		173,830	170,884	168,661
Shares issued		24	—	14
Shares repurchased		(2,797)	—	—
Exercise of stock options and release of non-vested shares		2,122	2,946	2,209
Balance, end of year		173,179	173,830	170,884

ADDITIONAL PAID-IN CAPITAL
Balance, beginning of year		$1,073	$985	$918
Issue of shares under employee stock compensation plans and related tax benefits		50	49	37
Issue of shares for acquisitions		1	—	1
Share-based compensation		32	39	47
Acquisition of noncontrolling interests		(31)	—	(18)
Disposal of noncontrolling interests		2	—	—
Foreign currency translation		(2)	—	—
Balance, end of year		1,125	1,073	985

RETAINED EARNINGS
Balance, beginning of year		2,160	2,136	1,859
Net (loss) income attributable to Willis Group Holdings		(446)	204	455
Dividends		(187)	(180)	(178)
Repurchase of shares		(100)	—	—
Balance, end of year		1,427	2,160	2,136

ACCUMULATED OTHER COMPREHENSIVE LOSS, NET OF TAX
Balance, beginning of year		(744)	(541)	(594)
Other comprehensive (loss) income	23	(106)	(203)	53
Balance, end of year		(850)	(744)	(541)

TREASURY SHARES
Balance, beginning of year		(3)	(3)	(3)
Balance, end of year		(3)	(3)	(3)
TOTAL WILLIS GROUP HOLDINGS SHAREHOLDERS’ EQUITY		$1,699	$2,486	$2,577

(Continued on next page)

Financial Statements

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (Continued)

		December 31,
	Note	2012	2011	2010
		(millions, except share data)
NONCONTROLLING INTERESTS
Balance, beginning of year		$31	$31	$49
Net income		13	16	15
Dividends		(11)	(15)	(26)
Purchase of subsidiary shares from noncontrolling interests, net		(8)	—	(5)
Additional noncontrolling interests		1	—	—
Foreign currency translation		—	(1)	(2)
Balance, end of year		26	31	31
TOTAL EQUITY		$1,725	$2,517	$2,608

The accompanying notes are an integral part of these consolidated financial statements.

Willis Group Holdings plc

1.	NATURE OF OPERATIONS
Willis provides a broad range of insurance and reinsurance broking and risk management consulting services to its clients worldwide, both directly and indirectly through its associates. The Company provides both specialized risk management advisory and consulting services on a global basis to clients engaged in specific industrial and commercial activities, and services to small, medium and large corporations through its retail operations.
In its capacity as an advisor and insurance broker, the Company acts as an intermediary between clients and insurance carriers by advising clients on risk management requirements, helping clients determine the best means of managing risk, and negotiating and placing insurance risk with insurance carriers through the Company’s global distribution network.

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES
Recent Accounting Pronouncements
Fair Value Measurement and Disclosure
In May 2011, the Financial Accounting Standards Board ('FASB') issued Accounting Standards Update ('ASU') No. 2011-04, Fair Value Measurement: Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The new guidance was issued to provide a consistent definition of fair value and ensure that fair value measurements and disclosure requirements are similar between US GAAP and International Financial Reporting Standards ('IFRS'). The guidance changes certain fair value measurement principles and enhances the disclosure requirements for fair value measurements.This guidance is effective for interim and annual periods beginning after December 15, 2011 and has been applied prospectively.

Other Comprehensive Income
In June 2011, the FASB issued ASU No. 2011-05, Presentation of Comprehensive Income to revise the manner in which entities present comprehensive income in their financial statements. These changes require that components of comprehensive income be presented in either a single continuous statement of comprehensive income or in two separate but consecutive statements. The amendments do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income.This guidance is effective for interim and annual periods beginning after December 15, 2011 and has been applied retrospectively.

ASU No. 2011-05 also requires entities to present on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement(s) where the components of net income and the components of other comprehensive income are presented. In December 2011, the FASB issued ASU No. 2011-12 in order to defer those changes in ASU No. 2011-05 that relate to the presentation of reclassification adjustments. In February 2013, the FASB issued ASU No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive (ASU 2013-02). This guidance is the culmination of the FASB's deliberation on reporting reclassification adjustments from accumulated other comprehensive income (AOCI). The amendments in ASU 2013-02 do not change the current requirements for reporting net income or other comprehensive income but do require disclosure of amounts reclassified out of AOCI in its entirety, by component, on the face of the statement of operations or in the notes thereto. Amounts that are not required to be reclassified in their entirety to net income must be cross-referenced to other disclosures that provide additional detail. This standard is effective prospectively for annual and interim reporting periods beginning after December 15, 2012. The Company is evaluating the effect the adoption of ASU 2013-02 will have on its consolidated financial statements effective from first quarter 2013.

Notes to the financial statements

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goodwill impairment testing
In September 2011, the FASB issued ASU No. 2011-08, Intangibles — Goodwill and Other: Testing Goodwill for Impairment. The new guidance was issued to reduce complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit.
This guidance is effective for interim and annual goodwill impairment tests performed for fiscal years beginning after December 15, 2011.
The adoption of this guidance did not have a material impact on the financial statements.
Significant Accounting Policies
These consolidated financial statements conform to accounting principles generally accepted in the United States of America (‘US GAAP’). Presented below are summaries of significant accounting policies followed in the preparation of the consolidated financial statements.
Certain reclassifications have been made to prior year amounts to conform to current year presentation.
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of Willis Group Holdings and its subsidiaries, which are controlled through the ownership of a majority voting interest. Intercompany balances and transactions have been eliminated on consolidation.
Foreign Currency Translation
Transactions in currencies other than the functional currency of the entity are recorded at the rates of exchange prevailing at the date of the transaction. Monetary assets and liabilities in currencies other than the functional currency are translated at the rates of exchange prevailing at the balance sheet date and the related transaction gains and losses are reported in the statements of operations. Certain intercompany loans are determined to be of a long-term investment nature. The Company records transaction gains and losses from remeasuring such loans as a component of other comprehensive income.
Upon consolidation, the results of operations of subsidiaries and associates whose functional currency is other than the US dollar are translated into US dollars at the average exchange rate and assets and liabilities are translated at year-end exchange rates. Translation adjustments are presented as a separate component of other comprehensive income in the financial statements and are included in net income only upon sale or liquidation of the underlying foreign subsidiary or associated company.
Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the dates of the financial statements and the reported amounts of revenues and expenses during the year. In the preparation of these consolidated financial statements, estimates and assumptions have been made by management concerning: the valuation of intangible assets and goodwill (including those acquired through business combinations); the selection of useful lives of fixed and intangible assets; impairment testing; provisions necessary for accounts receivable, commitments and contingencies and accrued liabilities; long-term asset returns, discount rates and mortality rates in order to estimate pension liabilities and pension expense; income tax valuation allowances; and other similar evaluations. Actual results could differ from the estimates underlying these consolidated financial statements.
Cash and Cash Equivalents
Cash and cash equivalents primarily consist of time deposits with original maturities of three months or less.
Fiduciary Assets and Fiduciary Liabilities
In its capacity as an insurance agent or broker, the Company collects premiums from insureds and, after deducting its commissions, remits the premiums to the respective insurers; the Company also collects claims or refunds from insurers which it then remits to insureds.

Willis Group Holdings plc

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fiduciary Receivables
Fiduciary receivables represent uncollected premiums from insureds and uncollected claims or refunds from insurers.
Fiduciary Funds
Fiduciary funds represent unremitted premiums received from insureds and unremitted claims or refunds received from insurers. Fiduciary funds are generally required to be kept in certain regulated bank accounts subject to guidelines which emphasize capital preservation and liquidity. Such funds are not available to service the Company’s debt or for other corporate purposes. Notwithstanding the legal relationships with insureds and insurers, the Company is entitled to retain investment income earned on fiduciary funds in accordance with industry custom and practice and, in some cases, as supported by agreements with insureds.
In certain instances, the Company advances premiums, refunds or claims to insurance underwriters or insureds prior to collection. Such advances are made from fiduciary funds and are reflected in the accompanying consolidated balance sheets as fiduciary assets.
Fiduciary Liabilities
The obligations to remit these funds to insurers or insureds are recorded as fiduciary liabilities on the Company’s consolidated balance sheets. The period for which the Company holds such funds is dependent upon the date the insured remits the payment of the premium to the Company and the date the Company is required to forward such payment to the insurer. Balances arising from insurance brokerage transactions are reported as separate assets or liabilities.
Accounts Receivable
Accounts receivable are stated at estimated net realizable values. Allowances are recorded, when necessary, in an amount considered by management to be sufficient to meet probable future losses related to uncollectible accounts.
Fixed Assets
Fixed assets are stated at cost less accumulated depreciation. Expenditures for improvements are capitalized; repairs and maintenance are charged to expenses as incurred. Depreciation is computed using the straight-line method based on the estimated useful lives of assets.
Depreciation on buildings and long leaseholds is calculated over the lesser of 50 years or the lease term. Depreciation on leasehold improvements is calculated over the lesser of the useful life of the assets or the remaining lease term. Depreciation on furniture and equipment is calculated based on a range of 3 to 10 years. Freehold land is not depreciated.
Recoverability of Fixed Assets
Long-lived assets are tested for recoverability whenever events or changes in circumstance indicate that their carrying amounts may not be recoverable. An impairment loss is recognized if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. Recoverability is determined based on the undiscounted cash flows expected to result from the use and eventual disposition of the asset or asset group. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.
Operating Leases
Rentals payable on operating leases are charged straight line to expenses over the lease term as the rentals become payable.

Notes to the financial statements

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goodwill and Other Intangible Assets
Goodwill represents the excess of the cost of businesses acquired over the fair value of identifiable net assets at the dates of acquisition. The Company reviews goodwill for impairment annually and whenever facts or circumstances indicate that the carrying amounts may not be recoverable. In testing for impairment, the fair value of each reporting unit is compared with its carrying value, including goodwill. If the carrying amount of a reporting unit exceeds its fair value, the amount of an impairment loss, if any, is calculated by comparing the implied fair value of reporting unit goodwill with the carrying amount of that goodwill. An impairment charge of $492 million was recorded in the fourth quarter of 2012 as further disclosed in Note 13 to the consolidated financial statements.
Acquired intangible assets are amortized over the following periods:

		Expected
	Amortization basis	life (years)
Acquired intangible assets	Straight line	10
Acquired client relationships	In line with underlying cashflows	10 to 20
Acquired non-compete agreements	Straight line	5
Acquired trade names	Straight line	3 to 4
Amortizable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable.
Investments in Associates
Investments are accounted for using the equity method of accounting if the Company has the ability to exercise significant influence, but not control, over the investee. Significant influence is generally deemed to exist if the Company has an equity ownership in the voting stock of the investee between 20 and 50 percent, although other factors, such as representation on the Board of Directors and the impact of commercial arrangements, are considered in determining whether the equity method of accounting is appropriate. Under the equity method of accounting the investment is carried at cost of acquisition, plus the Company’s equity in undistributed net income since acquisition, less any dividends received since acquisition.
The Company periodically reviews its investments in associates for which fair value is less than cost to determine if the decline in value is other than temporary. If the decline in value is judged to be other than temporary, the cost basis of the investment is written down to fair value. The amount of any write-down is included in the statements of operations as a realized loss.
All other equity investments where the Company does not have the ability to exercise significant influence are accounted for by the cost method. Such investments are not publicly traded.
Derivative Financial Instruments
The Company uses derivative financial instruments for other than trading purposes to alter the risk profile of an existing underlying exposure. Interest rate swaps are used to manage interest risk exposures. Forward foreign currency exchange contracts are used to manage currency exposures arising from future income and expenses. The fair values of derivative contracts are recorded in other assets and other liabilities. The effective portions of changes in the fair value of derivatives that qualify for hedge accounting as cash flow hedges are recorded in other comprehensive income. Amounts are reclassified from other comprehensive income into earnings when the hedged exposure affects earnings. If the derivative is designated as and qualifies as an effective fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are both recognized in earnings. The amount of hedge ineffectiveness recognized in earnings is based on the extent to which an offset between the fair value of the derivative and hedged item is not achieved. Changes in fair value of derivatives that do not qualify for hedge accounting, together with any hedge ineffectiveness on those that do qualify, are recorded in other operating expenses or interest expense as appropriate.
Income Taxes
The Company recognizes deferred tax assets and liabilities for the estimated future tax consequences of events attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating and capital loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted rates in

Willis Group Holdings plc

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

effect for the year in which the differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in the statement of operations in the period in which the enactment date changes. Deferred tax assets are reduced through the establishment of a valuation allowance at such time as, based on available evidence, it is more likely than not that the deferred tax assets will not be realized. The Company adjusts valuation allowances to measure deferred tax assets at the amount considered realizable in future periods if the Company’s facts and assumptions change. In making such determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations.
Positions taken in the Company’s tax returns may be subject to challenge by the taxing authorities upon examination. The Company recognizes the benefit of uncertain tax positions in the financial statements when it is more likely than not that the position will be sustained on examination by the tax authorities upon lapse of the relevant statute of limitations, or when positions are effectively settled. The benefit recognized is the largest amount of tax benefit that is greater than 50 percent likely to be realized on settlement with the tax authority, assuming full knowledge of the position and all relevant facts. The Company adjusts its recognition of these uncertain tax benefits in the period in which new information is available impacting either the recognition or measurement of its uncertain tax positions. These differences will be reflected as increases or decreases to income tax expense in the period in which they are determined.
Changes in tax laws and rates could also affect recorded deferred tax assets and liabilities in the future. Management is not aware of any such changes that would have a material effect on the Company’s results of operations, cash flows or financial position.
The Company recognizes interest and penalties relating to unrecognized tax benefits within income taxes.
Provisions for Liabilities
The Company is subject to various actual and potential claims, lawsuits and other proceedings. The Company records liabilities for such contingencies including legal costs when it is probable that a liability has been incurred before the balance sheet date and the amount can be reasonably estimated. To the extent such losses can be recovered under the Company’s insurance programs, estimated recoveries are recorded when losses for insured events are recognized and the recoveries are likely to be realized. Significant management judgment is required to estimate the amounts of such contingent liabilities and the related insurance recoveries. The Company analyzes its litigation exposure based on available information, including consultation with outside counsel handling the defense of these matters, to assess its potential liability. Contingent liabilities are not discounted.
Pensions
The Company has two principal defined benefit pension plans which cover approximately half of employees in the United States and United Kingdom. Both these plans are now closed to new entrants. New employees in the United Kingdom are offered the opportunity to join a defined contribution plan and in the United States are offered the opportunity to join a 401(k) plan. In addition, there are smaller plans in certain other countries in which the Company operates, including a non-qualified plan in the US.. Elsewhere, pension benefits are typically provided through defined contribution plans.
Defined benefit plans
The net periodic cost of the Company’s defined benefit plans are measured on an actuarial basis using the projected unit credit method and several actuarial assumptions the most significant of which are the discount rate and the expected long-term rate of return on plan assets. Other material assumptions include rates of participant mortality, the expected long-term rate of compensation and pension increases and rates of employee termination. Gains and losses occur when actual experience differs from actuarial assumptions. If such gains or losses exceed ten percent of the greater of plan assets or plan liabilities the Company amortizes those gains or losses over the average remaining service period or average remaining life expectancy as appropriate of the plan participants.
In accordance with US GAAP the Company records on the balance sheet the funded status of its pension plans based on the projected benefit obligation.

Notes to the financial statements

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Defined contribution plans
Contributions to the Company’s defined contribution plans are recognized as they fall due. Differences between contributions payable in the year and contributions actually paid are shown as either other assets or other liabilities in the consolidated balance sheets.
Share-Based Compensation
The Company accounts for share-based compensation as follows:

•	the cost resulting from all equity awards is recognized in the financial statements at fair value estimated at the grant date;

•	the fair value is recognized (generally as compensation cost) over the requisite service period for all awards that vest; and

•	compensation cost is not recognized for awards that do not vest because service or performance conditions are not satisfied.

Revenue Recognition
Revenue includes insurance commissions, fees for services rendered, certain commissions receivable from insurance carriers, investment income and other income.
Brokerage income and fees negotiated in lieu of brokerage are recognized at the later of policy inception date or when the policy placement is complete. Commissions on additional premiums and adjustments are recognized when approved by or agreed between the parties and collectability is reasonably assured.
Fees for risk management and other services are recognized as the services are provided. Consideration for negotiated fee arrangements for an agreed period covering multiple insurance placements, the provision of risk management and/or other services are allocated to all deliverables on the basis of their relative selling prices. The Company establishes contract cancellation reserves where appropriate: at December 31, 2012, 2011 and 2010, such amounts were not material.
Investment income is recognized as earned.
Other income comprises gains on disposal of intangible assets, which primarily arise on the disposal of books of business. Although the Company is not in the business of selling intangible assets, from time to time the Company will dispose of a book of business (a customer list) or other intangible assets that do not produce adequate margins or fit with the Company’s strategy.

3.	EMPLOYEES
The average number of persons, including Executive Directors, employed by the Company is as follows:

	Years ended December 31,
	2012	2011	2010
Global	4,304	4,042	3,931

North America	6,323	6,479	6,710
International	6,843	6,634	6,460
Total Retail	13,166	13,113	13,170
Total average number of employees for the year	17,470	17,155	17,101

Willis Group Holdings plc

3. EMPLOYEES (Continued)

Salaries and benefits expense comprises the following:

	Years ended December 31,
	2012	2011	2010
	(millions)
Salaries and other compensation awards including amortization and write-off of cash retention awards of $416 million, $185 million and $119 million (see below)	$2,258	$1,776	$1,618
Share-based compensation	32	41	47
Severance costs	6	89	15
Social security costs	133	130	119
Retirement benefits — defined benefit plan expense	2	11	35
Retirement benefits — defined contribution plan expense	44	40	34
Total salaries and benefits expense	$2,475	$2,087	$1,868

Severance Costs
Severance costs arise in the normal course of business and these charges amounted to $6 million in the year ended December 31, 2012 (2011: $nil; 2010: $15 million). During 2011, the Company incurred additional severance costs of $89 million relating to the Company's 2011 Operational Review. These costs relate to approximately 1,200 positions that were eliminated.
At December 31, 2012, the Company’s severance liability under the 2011 Operational Review was:

Severance
(millions)
Balance at January 1, 2011	$—
Severance costs accrued	89
Cash payments	(64)
Foreign exchange	(1)
Balance at December 31, 2011	$24
Cash payments	(20)
Balance at December 31, 2012	$4

Cash Retention Awards
For the past several years, certain cash retention awards under the Company's annual incentive programs included a feature which required the recipient to repay a proportionate amount of the annual award if the employee voluntarily left the Company before a specified date, which was generally three years following the award. As previously disclosed, the Company made the cash payment to the recipient in the year of grant and recognized the payment in expense ratably over the period it was subject to repayment, beginning in the quarter in which the award was made. The unamortized portion of cash retention awards was recorded within 'other current assets' and 'other non-current assets' in the consolidated balance sheet.

The following table sets out the amount of cash retention awards made and the related amortization of those awards for the years ended December 31, 2012, 2011 and 2010:

	Years ended December 31,
	2012	2011	2010
	(millions)
Cash retention awards made	$221	$210	$196
Amortization of cash retention awards included in salaries and benefits	216	185	119

Notes to the financial statements
3. EMPLOYEES (Continued)

In December 2012, the Company decided to eliminate the repayment requirement from the past annual cash retention awards and, as a result, recognized a one-time, non-cash, pre-tax charge of $200 million which represents the write-off of the unamortized balance of past awards.

There were however, a number of off-cycle awards with a fixed guarantee attached, for which the Company has not waived the repayment requirement. The unamortized portion of these awards amounted to $9 million at December 31, 2012.

In addition, the Company has replaced annual cash retention awards with annual cash bonuses which will not include a repayment requirement. The Company has accrued an additional $252 million for these 2012 cash bonuses to be paid in 2013.
Unamortized cash retention awards totaled $9 million as of December 31, 2012 (2011: $196 million; 2010: $173 million).

4.	SHARE-BASED COMPENSATION
On December 31, 2012, the Company had a number of open share-based compensation plans, which provide for the grant of time-based options and performance-based options, restricted stock units and various other share-based grants to employees. All of the Company’s share-based compensation plans under which any options, restricted stock units or other share-based grants are outstanding as at December 31, 2012 are described below. The compensation cost that has been recognized for those plans for the year ended December 31, 2012 was $32 million (2011: $41 million; 2010: $47 million). The total income tax benefit recognized in the statement of operations for share-based compensation arrangements for the year ended December 31, 2012 was $9 million (2011: $11 million; 2010: $14 million).

2012 Equity Incentive Plan

This plan, which was established on April 25, 2012, provides for the granting of ISOs, time-based or performance-based non-statutory stock options, share appreciation rights ('SARs'), restricted shares, time-based or performance-based restricted share units ('RSUs'), performance-based awards and other share-based grants or any combination thereof (collectively referred to as 'Awards') to employees, officers, directors and consultants ('Eligible Individuals') of the Company and any of its subsidiaries (the 'Willis Group'). The Board of Directors also adopted a sub-plan under the 2012 plan to provide an employee sharesave scheme in the UK.
There are 13,776,935 shares available for grant under this plan. In addition, Shares subject to awards that were granted under the Willis Group Holdings 2008 Share Purchase and Option Plan, that terminate, expire or lapse for any reason will be made available for future Awards under this Plan. Options are exercisable on a variety of dates, including from the second, third, fourth or fifth anniversary of grant. Unless terminated sooner by the Board of Directors, the 2012 Plan will expire 10 years after the date of its adoption. That termination will not affect the validity of any grants outstanding at that date.
2008 Share Purchase and Option Plan
This plan, which was established on April 23, 2008, provides for the granting of time and performance-based options, restricted stock units and various other share-based grants at fair market value to employees of the Company. The 2008 plan was terminated as at 25 April 2012 and no further grants will be made under this plan. Any shares available for grant under the 2008 plan were included in the 2012 Equity Incentive Plan availability.
Options are exercisable on a variety of dates, including from the third, fourth or fifth anniversary of grant.
2001 Share Purchase and Option Plan
This plan, which was established on May 3, 2001, provides for the granting of time-based options, restricted stock units and various other share-based grants at fair market value to employees of the Company. The Board of Directors has adopted several sub-plans under the 2001 plan to provide employee sharesave schemes in the UK, Ireland and internationally. The 2001 Plan (and all sub-plans) expired on May 3, 2011 and no further grants will be made under the plan. Options are exercisable on a variety of dates, including from the first, second, third, sixth or eighth anniversary of grant, although for certain options the exercisable date may accelerate depending on the achievement of certain performance goals.

Willis Group Holdings plc

HRH Option Plans
Options granted under the Hilb Rogal and Hamilton Company 2000 Stock Incentive Plan (‘HRH 2000 Plan’) and the Hilb Rogal & Hobbs Company 2007 Stock Incentive Plan (the ‘HRH 2007 Plan’) were converted into options to acquire shares of Willis Group Holdings. No further grants are to be made under the HRH 2000 Plan. Willis is authorized to grant equity awards under the HRH 2007 Plan until 2017 to employees who were formerly employed by HRH and to new employees who have joined Willis or one of its subsidiaries since October 1, 2008, the date that the acquisition of HRH was completed.
Employee Stock Purchase Plans
The Company has adopted the Willis Group Holdings 2001 North America Employee Share Purchase Plan, which expired on May 31, 2011 and the Willis Group Holdings 2010 North America Employee Stock Purchase Plan, which expires on 31 May, 2020. They provide certain eligible employees to the Company’s subsidiaries in the US and Canada the ability to contribute payroll deductions to the purchase of Willis Shares at the end of each offering period.

Option Valuation Assumptions
The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model that uses the assumptions noted in the following table. Expected volatility is based on historical volatility of the Company’s stock. The Company uses the simplified method set out in Accounting Standard Codification (‘ASC’) 718-10-S99 to derive the expected term of options granted. The risk-free rate for periods within the expected life of the option is based on the US Treasury yield curve in effect at the time of grant.

	Years ended December 31,
	2012	2011	2010
Expected volatility	32.1%	31.4%	30.4%
Expected dividends	3.2%	2.5%	3.4%
Expected life (years)	5	6	5
Risk-free interest rate	0.9%	2.2%	2.2%

Notes to the financial statements

4. SHARE-BASED COMPENSATION (Continued)

A summary of option activity under the plans at December 31, 2012, and changes during the year then ended is presented below:

		Weighted Average Exercise	Weighted Average Remaining Contractual	Aggregate Intrinsic
(Options in thousands)	Options	Price(i)	Term	Value
				(millions)
Time-based stock options
Balance, beginning of year	9,174	$33.35
Granted	2,399	$32.17
Exercised	(1,203)	$30.80
Forfeited	(141)	$31.26
Expired	(77)	$28.38
Balance, end of year	10,152	$33.44	3 years	$1
Options vested or expected to vest at December 31, 2012	9,935	$33.61	3 years	$16
Options exercisable at December 31, 2012	9,055	$34.18	3 years	$9
Performance-based stock options
Balance, beginning of year	7,283	$32.09
Granted	25	$34.74
Exercised	(511)	$27.08
Forfeited	(280)	$38.41
Balance, end of year	6,517	$32.19	5 years	$9
Options vested or expected to vest at December 31, 2012	5,489	$32.09	5 years	$21
Options exercisable at December 31, 2012	2,470	$32.00	4 years	$8
_________________________________

(i)	Certain options are exercisable in pounds sterling and are converted to dollars using the exchange rate at December 31, 2012.

The weighted average grant-date fair value of time-based options granted during the year ended December 31, 2012 was $6.98 (2011: $9.49; 2010: $5.25). The total intrinsic value of options exercised during the year ended December 31, 2012 was $8 million (2011: $17 million; 2010: $8 million). At December 31, 2012 there was $17 million of total unrecognized compensation cost related to nonvested share-based compensation arrangements under time-based stock option plans; that cost is expected to be recognized over a weighted average period of 3 years.
The weighted average grant-date fair value of performance-based options granted during the year ended December 31, 2012 was $7.61 (2011: $10.26; 2010: $7.11). The total intrinsic value of options exercised during the year ended December 31, 2012 was $5 million (2011: $1 million; 2010: $nil). At December 31, 2012 there was $14 million of total unrecognized compensation cost related to nonvested share-based compensation arrangements under performance-based stock option plans; that cost is expected to be recognized over a weighted-average period of 2 years.

Willis Group Holdings plc

4. SHARE-BASED COMPENSATION (Continued)

A summary of restricted stock unit activity under the Plans at December 31, 2012, and changes during the year then ended is presented below:

		Weighted Average Grant Date
(Units awarded in thousands)	Shares	Fair Value
Nonvested shares (restricted stock units)
Balance, beginning of year	1,192	$31.96
Granted	1,756	$34.13
Vested	(408)	$29.61
Forfeited	(15)	$36.28
Balance, end of year	2,525	$33.80

The total number of restricted stock units vested during the year ended December 31, 2012 was 408,005 shares at an average share price of $35.82 (2011: 918,480 shares at an average share price of $39.52). At December 31, 2012 there was $52 million of total unrecognized compensation cost related to nonvested share-based compensation arrangements under the plan; that cost is expected to be recognized over a weighted average period of 3 years.
Cash received from option exercises under all share-based payment arrangements for the year ended December 31, 2012 was $53 million (2011: $60 million; 2010: $37 million). The actual tax benefit realized for the tax deductions from option exercises of the share-based payment arrangements totaled $8 million for the year ended December 31, 2012 (2011: $18 million; 2010: $10 million).

5.	AUDITORS’ REMUNERATION
An analysis of auditors’ remuneration is as follows:

	Years ended December 31,
	2012	2011	2010
	(millions)
Audit of group consolidated financial statements	$4	$4	$4
Other assurance services	3	3	3
Other non-audit services	1	1	1
Total auditors’ remuneration	$8	$8	$8

6.	NET (LOSS) GAIN ON DISPOSAL OF OPERATIONS

A loss on disposal of $3 million is recorded in the consolidated statements of operations for the year ended December 31, 2012. This principally relates to the termination of a joint venture arrangement in India.
A gain on disposal of $4 million is recorded in the consolidated statements of operations for the year ended December 31, 2011 following conclusion of the accounting for the Gras Savoye December 2009 leveraged transaction — see Note 15 — 'Investments in Associates'.
A loss on disposal of $2 million is recorded in the consolidated statements of operations for the year ended December 31, 2010.

Notes to the financial statements

7.	INCOME TAXES
An analysis of income from continuing operations before income taxes and interest in earnings of associates by location of the taxing jurisdiction is as follows:

	Years ended December 31,
	2012	2011	2010
	(millions)
Ireland	$(47)	$(39)	$3
US	(615)	(25)	84
UK	25	(58)	183
Other jurisdictions	300	361	317
(Loss) income from continuing operations before income taxes and interest in earnings of associates	$(337)	$239	$587
The provision for income taxes by location of the taxing jurisdiction consisted of the following:

	Years ended December 31,
	2012	2011	2010
	(millions)
Current income taxes:
Irish corporation tax	$—	$—	$1
US federal tax	—	—	(30)
US state and local taxes	1	1	—
UK corporation tax	(2)	(33)	54
Other jurisdictions	41	42	41
Total current taxes	40	10	66
Non-current taxes:
US federal tax	3	5	(3)
US state and local taxes	—	—	(3)
UK corporation tax	4	(4)	—
Other jurisdictions	—	4	3
Total non-current taxes	7	5	(3)
Deferred taxes:
US federal tax	(44)	(6)	57
US state and local taxes	(41)	1	9
Effect of additional US valuation allowance	113	—	—
UK corporation tax	27	20	3
Other jurisdictions	(1)	2	8
Total deferred taxes	54	17	77
Total income taxes	$101	$32	$140

Willis Group Holdings plc

7. INCOME TAXES (Continued)

The reconciliation between US federal income taxes at the statutory rate and the Company’s provision for income taxes on continuing operations is as follows:

	Years ended December 31,
	2012	2011	2010
	(millions, except percentages)
(Loss) income from continuing operations before income taxes and interest in earnings of associates	$(337)	$239	$587
US federal statutory income tax rate	35%	35%	35%
Income tax expense at US federal tax rate	(118)	84	205
Adjustments to derive effective rate:
Non-deductible expenditure	15	15	7
Movement in provision for non-current taxes	6	3	(3)
Impairment of non-qualifying goodwill	137	—	—
Impact of change in tax rate on deferred tax balances	(3)	(3)	(4)
Adjustment in respect of prior periods	6	(13)	(22)
Non-deductible Venezuelan foreign exchange loss	—	—	4
Non-taxable profit on disposal of Gras Savoye	—	—	1
Effect of foreign exchange and other differences	2	1	11
Changes in valuation allowances applied to deferred tax assets	114	5	—
Net tax effect of intra-group items	(31)	(31)	(26)
Tax differentials of foreign earnings:
UK earnings	(3)	6	(13)
Other jurisdictions and US state taxes	(24)	(35)	(20)
Provision for income taxes	$101	$32	$140

Willis Group Holdings plc is a non-trading holding company tax resident in Ireland where it is taxed at the statutory rate of 25%. The provision for income tax on continuing operations has been reconciled above to the US federal statutory tax rate of 35% to be consistent with prior periods.
The net tax effect of intra-group items principally relates to transactions, the pre-tax effect of which has been eliminated in arriving at the Company’s consolidated income from continuing operations before income taxes.

Notes to the financial statements

7. INCOME TAXES (Continued)

The significant components of deferred income tax assets and liabilities and their balance sheet classifications are as follows:

	December 31,
	2012	2011
	(millions)
Deferred tax assets:
Accrued expenses not currently deductible	$120	$116
US state net operating losses	64	56
US federal net operating losses	28	23
UK net operating losses	—	1
Other net operating losses	8	7
UK capital losses	42	45
Accrued retirement benefits	101	105
Deferred compensation	48	45
Stock options	40	34
Gross deferred tax assets	451	432
Less: valuation allowance	(221)	(102)
Net deferred tax assets	$230	$330
Deferred tax liabilities:
Cost of intangible assets, net of related amortization	$118	$149
Cost of tangible assets, net of related amortization	51	42
Prepaid retirement benefits	35	36
Accrued revenue not currently taxable	29	26
Cash retention award	2	63
Tax-leasing transactions	1	2
Financial derivative transactions	2	4
Deferred tax liabilities	238	322
Net deferred tax (liability) asset	$(8)	$8

	December 31,
	2012	2011
	(millions)
Balance sheet classifications:
Current:
Deferred tax assets	$13	$44
Deferred tax liabilities	(21)	(26)
Net current deferred tax assets	(8)	18
Non-current:
Deferred tax assets	18	22
Deferred tax liabilities	(18)	(32)
Net non-current deferred tax liabilities	—	(10)
Net deferred tax (liability) asset	$(8)	$8

Willis Group Holdings plc

7. INCOME TAXES (Continued)

At December 31, 2012 the Company had valuation allowances of $221 million (2011: $102 million) to reduce its deferred tax assets to estimated realizable value. The valuation allowances at December 31, 2012 relate to deferred tax assets arising from UK capital loss carryforwards ($42 million) and other net operating losses ($7 million), which have no expiration date, and to the deferred tax assets in the US ($125 million) and deferred tax assets arising from specific US State net operating losses ($47 million). US Federal net operating losses will expire between 2028 and 2031 and US State net operating losses will expire by 2030. Capital loss carryforwards can only be offset against future UK capital gains.

	Balance at beginning of year	Additions/ (releases) charged to costs and expenses	Other movements	Foreign exchange differences	Balance at end of year
Description
	(millions)
Year Ended December 31, 2012
Deferred tax valuation allowance	102	110	12	(3)	221
Year Ended December 31, 2011
Deferred tax valuation allowance	87	—	15	—	102
Year Ended December 31, 2010
Deferred tax valuation allowance	92	—	(4)	(1)	87

At December 31, 2012 the Company had deferred tax assets of $230 million (2011: $330 million), net of the valuation allowance. Management believes, based upon the level of historical taxable income and projections for future taxable income, it is more likely than not that the Company will realize the benefits of these deductible differences, net of the valuation allowance. However, the amount of the deferred tax asset considered realizable could be adjusted in the future if estimates of taxable income are revised.
The Company recognizes deferred tax balances related to the undistributed earnings of subsidiaries when the Company expects that it will recover those undistributed earnings in a taxable manner, such as through receipt of dividends or sale of the investments. The Company does not, however, provide for income taxes on the unremitted earnings of certain other subsidiaries where, in management’s opinion, such earnings have been indefinitely reinvested in those operations, or will be remitted either in a tax free liquidation or as dividends with taxes substantially offset by foreign tax credits. It is not practical to determine the amount of unrecognized deferred tax liabilities for temporary differences related to these investments.
Unrecognized tax benefits
Total unrecognized tax benefits as at December 31, 2012, totaled $37 million. During the next 12 months it is reasonably possible that the Company will recognize approximately $7 million of tax benefits related to the release of provisions for potential inter company pricing adjustments no longer required due to either settlement through negotiation or closure of the statute of limitations on assessment.
A reconciliation of the beginning and ending amounts of unrecognized tax benefits is as follows:

	2012	2011	2010
	(millions)
Balance at January 1	$16	$13	$17
Reductions due to a lapse of the applicable statute of limitation	(3)	—	(7)
Increases for positions taken in current period	8	—	—
Increases for positions taken in prior periods	16	—	—
Other movements	—	3	3
Balance at December 31	$37	$16	$13

$21 million of the unrecognized tax benefits at December 31, 2012 would, if recognized, favorably affect the effective tax rate in future periods.

Notes to the financial statements

7. INCOME TAXES (Continued)

The Company files tax returns in the various tax jurisdictions in which it operates. The 2008 US tax year closed in 2012 upon the expiration of the statute of limitations on assessment. US tax returns have been filed timely. The Company has not extended the federal statute of limitations for assessment in the US.
All UK tax returns have been filed timely and are in the normal process of being reviewed, with HM Revenue & Customs making inquiries to obtain additional information. There are no material ongoing inquiries in relation to filed UK returns. In other jurisdictions the Company is no longer subject to examinations prior to 2003.

8.	DISCONTINUED OPERATIONS
On December 31, 2011, the Company disposed of Global Special Risks, LLC, Faber & Dumas Canada Ltd and the trade and assets of Maclean, Oddy & Associates, Inc.. The gain (net of tax) on this disposal was $2 million.

9.	EARNINGS PER SHARE
Basic and diluted earnings per share are calculated by dividing net income attributable to Willis Group Holdings by the average number of shares outstanding during each period. The computation of diluted earnings per share reflects the potential dilution that could occur if dilutive securities and other contracts to issue shares were exercised or converted into shares or resulted in the issue of shares that then shared in the net income of the Company.
In periods where losses are reported the weighted average shares outstanding excludes potentially issuable shares described above, because their inclusion would be antidilutive.
For the year ended December 31, 2012, time-based and performance-based options to purchase 10.2 million and 6.5 million shares (2011: 9.2 million and 7.3 million; 2010: 11.5 million and 9.4 million), respectively, and 2.5 million restricted stock units (2011: 1.2 million; 2010: 1.8 million), were outstanding.
Basic and diluted earnings per share are as follows:

	Years ended December 31,
	2012	2011	2010
	(millions, except per share data)
Net (loss) income attributable to Willis Group Holdings	$(446)	$204	$455
Basic average number of shares outstanding	173	173	170
Dilutive effect of potentially issuable shares	—	3	1
Diluted average number of shares outstanding	173	176	171
Basic earnings per share:
Continuing operations	$(2.58)	$1.17	$2.68
Discontinued operations	—	0.01	—
Net (loss) income attributable to Willis Group Holdings shareholders	$(2.58)	$1.18	$2.68
Dilutive effect of potentially issuable shares	—	(0.02)	(0.02)
Diluted earnings per share:
Continuing operations	$(2.58)	$1.15	$2.66
Discontinued operations	—	0.01	—
Net (loss) income attributable to Willis Group Holdings shareholders	$(2.58)	$1.16	$2.66

Willis Group Holdings plc

9. EARNINGS PER SHARE (Continued)

Options to purchase 10.0 million shares and 2.5 million restricted stock units for the year ended December 31, 2012 were not included in the computation of the dilutive effect of stock options because the effect was antidilutive (2011: 4.1 million shares; 2010: 13.9 million shares).

10.	ACQUISITIONS

On December 31, 2012 the Company acquired Avalon Actuarial Inc., a Canadian actuarial consulting firm for cash consideration of $25 million. Additional consideration of up to approximately $5 million is payable in 2016 based on the achievement of certain revenue targets.
The Company recognized acquired intangible assets of $20 million of which $17 million was in respect of customer relationships, which are being amortized over an expected life of 14 years. The remaining intangible assets relate to non-compete agreements and the Avalon trade name which are being amortized over five years and three years, respectively. Goodwill of $10 million was recognized on the transaction.

11.	FIDUCIARY ASSETS
The Company collects premiums from insureds and, after deducting its commissions, remits the premiums to the respective insurers; the Company also collects claims or refunds from insurers which it then remits to insureds. Uncollected premiums from insureds and uncollected claims or refunds from insurers (‘fiduciary receivables’) are recorded as fiduciary assets on the Company’s consolidated balance sheet. Unremitted insurance premiums, claims or refunds (‘fiduciary funds’) are also recorded within fiduciary assets.
Fiduciary assets therefore comprise both receivables and funds held in a fiduciary capacity.
Fiduciary funds, consisting primarily of time deposits with original maturities of less than or equal to three months, were $1,796 million as of December 31, 2012 (2011: $1,688 million). Accrued interest on funds is recorded as other assets.

Notes to the financial statements

12.	FIXED ASSETS, NET
An analysis of fixed asset activity for the years ended December 31, 2012 and 2011 are as follows:

	Land and buildings(i)	Leasehold improvements	Furniture and equipment	Total
	(millions)
Cost: at January 1, 2011	$73	$192	$488	$753
Additions	—	24	87	111
Disposals	—	(13)	(52)	(65)
Foreign exchange	—	7	(14)	(7)
Cost: at December 31, 2011	73	210	509	792
Additions	3	16	116	135
Disposals	—	(4)	(59)	(63)
Foreign exchange	2	5	10	17
Cost: at December 31, 2012	$78	$227	$576	$881
Depreciation: at January 1, 2011	$(25)	$(56)	$(291)	$(372)
Depreciation expense provided(ii)	(3)	(15)	(58)	(76)
Disposals	—	13	45	58
Foreign exchange	—	(3)	7	4
Depreciation: at December 31, 2011	(28)	(61)	(297)	(386)
Depreciation expense provided	(3)	(17)	(59)	(79)
Disposals	—	4	56	60
Foreign exchange	(1)	(1)	(6)	(8)
Depreciation: at December 31, 2012	$(32)	$(75)	$(306)	$(413)
Net book value:
At December 31, 2011	$45	$149	$212	$406
At December 31, 2012	$46	$152	$270	$468
_________________________________

(i)
Included within land and buildings are assets held under capital leases: At December 31, 2012, cost and accumulated depreciation were $25 million and $4 million respectively (2011: $23 million and $2 million, respectively; 2010: $23 million and $1 million, respectively); Depreciation in the year ended December 31, 2012 was $1 million (2011: $1 million; 2010: $1 million).

(ii)	The depreciation charge for the year ended December 31, 2011 includes an element that is disclosed in salaries and benefits, separate to the depreciation charge line, of $2 million (2010: $nil).

Willis Group Holdings plc

13.	GOODWILL
Goodwill represents the excess of the cost of businesses acquired over the fair value of identifiable net assets at the dates of acquisition. Goodwill is not amortized but is subject to impairment testing annually and whenever facts or circumstances indicate that the carrying amounts may not be recoverable.

The Company has determined that its reporting units are consistent with its operating segments: North America; International and Global. Goodwill is allocated to these reporting units based on the original purchase price allocation for acquisitions within the reporting units. When a business entity is sold, goodwill is allocated to the disposed entity based on the fair value of that entity compared to the fair value of the reporting unit in which it is included.

The changes in the carrying amount of goodwill by segment for the years ended December 31, 2012 and 2011 are as follows:

	Global	North America	International	Total
	(millions)
Balance at January 1, 2011	$1,063	$1,783	$448	$3,294
Purchase price allocation adjustments	—	—	2	2
Goodwill acquired during the period	—	—	10	10
Goodwill disposed of during the year	—	(3)	—	(3)
Other movements (i) (ii)	60	2	(61)	1
Foreign exchange	(1)	—	(8)	(9)
Balance at December 31, 2011	$1,122	$1,782	$391	$3,295
Purchase price allocation adjustments	—	—	2	2
Goodwill acquired during the period	—	10	2	12
Goodwill disposed of during the year	—	—	(1)	(1)
Goodwill impairment charge (see below)	—	(492)	—	(492)
Foreign exchange	5	—	6	11
Balance at December 31, 2012	$1,127	$1,300	$400	$2,827
_________________________________

(i)	North America — $nil (2011: $(1) million) tax benefit arising on the exercise of fully vested HRH stock options which were issued as part of the acquisition of HRH in 2008.

(ii)
Effective January 1, 2011, the Company changed its internal reporting structure: Global Markets International, previously reported within the International segment, is now reported in the Global segment; and Mexico Retail, which was previously reported within the International segment, is now reported in the North America segment. As a result of these changes, goodwill of $60 million has been reallocated from the International segment into the Global segment for Global Markets International, and $1 million has been reallocated from the International segment into the North America segment for Mexico Retail. Goodwill has been reallocated between segments using the relative fair value allocation approach.

The table above shows goodwill at December 31, 2012 net of accumulated impairment losses of $492 million. The gross balance and accumulated impairment losses (which relate to our North American reporting unit) were $3,319 million and $492 million, and $3,295 million and $nil at December 31, 2012 and 2011, respectively. The net accumulated impairment losses for Global and International were both $nil at December 31, 2012 (2011: $nil).

2012 Impairment Review
The Company reviews goodwill for impairment annually. In the first step of the impairment test, the fair value of each reporting unit is compared with its carrying value, including goodwill. If the carrying value of a reporting unit exceeds its fair value, the amount of an impairment loss, if any, is calculated in the second step of the impairment test by comparing the implied fair value of reporting unit goodwill with the carrying amount of that goodwill.
The Company completed its annual goodwill impairment test as of October 1, 2012 and concluded that an impairment charge was required to reduce the carrying value of the goodwill associated with the Company's North America reporting unit. The

Notes to the financial statements

13. GOODWILL (Continued)

goodwill impairment charge for the North America reporting unit amounted to $492 million . There was no impairment for the Global and International reporting units, as the fair values of these units were significantly in excess of their carrying value.

North America Impairment Review
Under the income approach, the fair value of the North America reporting unit was determined based on the present value of estimated future cash flows. The fair value measurements used unobservable inputs in a discounted cash flow model based on the Company's most recent forecasts. Such projections were based on management's estimates of revenue growth rates and operating margins, taking into consideration industry and market conditions, and the uncertainty related to the business's ability to realise the projected cash flows. The discount rate was based on the weighted-average cost of capital adjusted for the relevant risk associated with market participant expectations and characteristics of the individual reporting unit.
As the fair value of the reporting unit was less than its carrying value, the second step of the impairment test was performed to measure the amount of any impairment loss. In the second step, the North America reporting unit's fair value was allocated to all of the assets and liabilities of the reporting unit, including any unrecognized intangible assets. The fair value of intangible assets associated with the North America reporting unit included customer relationship intangible assets, which were valued using a multiple period excess earnings approach involving discounted future projections of associated revenue streams.
The decline in the fair value of the North America reporting unit, as well as differences between fair values and carrying values for other assets and liabilities in the second step of the goodwill impairment test, resulted in an implied fair value of goodwill substantially below the carrying value of the goodwill for the reporting unit. As a result, the Company recorded a goodwill impairment charge of $492 million as of October 1, 2012.
As previously disclosed, the North America reporting unit had been hampered by the declining Loan Protector business results, the effect of the soft economy in the U.S., which has significantly impacted the Construction and Human Capital sectors, and declining retention rates primarily related to merger and acquisition activity and lost legacy HRH businesses.
The decline in the estimated fair value of the reporting unit resulted from lower projected revenue growth rates and profitability levels as well as an increase in the discount rate used to calculate the discounted cash flows. The increase in the discount rate was due to increases in the risk-free rate and small company premium offset by a reduction to the expected market rate of return. The lower projected profitability levels reflect changes in assumptions related to organic revenue growth and cost rates which can be attributed to the declines discussed above and also includes consideration of the uncertainty related to the business's ability to execute on the projected cash flows.

14.	OTHER INTANGIBLE ASSETS, NET
Other intangible assets are classified into the following categories:

•	'Customer and Marketing Related', including:

•	client relationships

•	client lists

•	trade names

•	‘Contract based, Technology and Other’ includes all other purchased intangible assets.
The major classes of amortizable intangible assets are as follows:

Willis Group Holdings plc

14. OTHER INTANGIBLE ASSETS, NET (Continued)

	December 31, 2012			December 31, 2011
	Gross carrying amount	Accumulated amortization	Net carrying amount	Gross carrying amount	Accumulated amortization	Net carrying amount
	(millions)
Customer and Marketing Related:
Client Relationships	$717	$(340)	$377	$686	$(269)	$417
Client Lists	3	(1)	2	8	(7)	1
Non-compete Agreements	3	—	3	—	—	—
Trade Names	11	(10)	1	11	(10)	1
Total Customer and Marketing Related	734	(351)	383	705	(286)	419
Contract based, Technology and Other	4	(2)	2	4	(3)	1
Total amortizable intangible assets	$738	$(353)	$385	$709	$(289)	$420
The aggregate amortization of intangible assets for the year ended December 31, 2012 was $59 million (2011: $68 million; 2010: $82 million). The estimated aggregate amortization of intangible assets for each of the next five years ended December 31 is as follows:

(millions)
2013	$55
2014	47
2015	40
2016	35
2017	30
Thereafter	178
Total	$385

15.	INVESTMENTS IN ASSOCIATES
The Company holds a number of investments which it accounts for using the equity method. The Company’s approximate interest in the outstanding stock of the more significant associates is as follows:

		December 31,
	Country	2012	2011
Al-Futtaim Willis Co. L.L.C.	Dubai	49%	49%
GS & Cie Groupe	France	30%	30%
The Company’s principal investment as of December 31, 2012 and 2011 is GS & Cie Groupe (‘Gras Savoye’), France’s leading insurance broker.
The Company’s original investment in Gras Savoye was made in 1997, when it acquired a 33 percent ownership interest. Between 1997 and December 2009 this interest was increased by a series of incremental investments to 49 percent.
On December 17, 2009, the Company completed a leveraged transaction with the original family shareholders of Gras Savoye and Astorg Partners, a private equity fund, to reorganize the capital of Gras Savoye (‘December 2009 leveraged transaction’). The Company, the original family shareholders and Astorg now own equal stakes of 30 percent in the capital structure of Gras Savoye and have equal representation of one third of the voting rights on its board. The remaining shareholding is held by a large pool of Gras Savoye managers and minority shareholders.
A put option that was in place prior to the December 2009 leveraged transaction, and which could have increased the Company’s interest to 90 percent, has been canceled and the Company now has a new call option to purchase 100 percent of the capital of Gras Savoye. If the Company does not waive the new call option before April 30, 2014, then it must exercise the new

Notes to the financial statements

15. INVESTMENTS IN ASSOCIATES (Continued)

call option in 2015 or the other shareholders may initiate procedures to sell Gras Savoye. Except with the unanimous consent of the supervisory board and other customary exceptions, the parties are prohibited from transferring any shares of Gras Savoye until 2015. At the end of this period, shareholders are entitled to pre-emptive and tag-along rights.
In 2011 the Company’s ownership of Gras Savoye reduced from 31 percent to 30 percent following issuance of additional share capital as part of an employee share incentive scheme.
The carrying amount of the Gras Savoye investment as of December 31, 2012 includes goodwill of $83 million (2011: $82 million) and interest bearing vendor loans and convertible bonds issued by Gras Savoye of $47 million and $96 million respectively (2011: $43 million and $85 million, respectively).
A gain of $4 million was recorded in 2011 following conclusion of the accounting for the December 2009 leveraged transaction.
As of December 31, 2012 and 2011, the Company’s other investments in associates, individually and in the aggregate, were not material to the Company’s operations.
Condensed financial information for associates, in the aggregate, as of and for the three years ended December 31, 2012, is presented below. For convenience purposes: (i) balance sheet data has been translated to US dollars at the relevant year-end exchange rate, and (ii) condensed statements of operations data has been translated to US dollars at the relevant average exchange rate.

	2012	2011	2010
	(millions)
Condensed statements of operations data (i):
Total revenues	$497	$527	$510
(Loss) income before income taxes	(17)	5	61
Net (loss) income	(14)	(2)	43
Condensed balance sheets data (i):
Total assets	1,670	1,882	2,043
Total liabilities	1,559	1,736	1,825
Stockholders’ equity	111	146	218
_________________________________

(i)	Disclosure is based on the Company’s best estimate of the results of its associates and is subject to change upon receipt of their financial statements for 2012.
For the year ended December 31, 2012, the Company recognized $3 million (2011: $4 million; 2010: $5 million) in respect of dividends received from associates.

Willis Group Holdings plc

16.	OTHER ASSETS
An analysis of other assets is as follows:

	December 31,
	2012	2011
	(millions)
Other current assets
Unamortized cash retention awards	$7	$120
Prepayments and accrued income	61	45
Income taxes receivable	50	30
Derivatives	14	14
Debt issuance costs	3	3
Other receivables	46	47
Total other current assets	$181	$259
Other non-current assets
Unamortized cash retention awards	$2	$76
Prepayments and accrued income	24	45
Deferred compensation plan assets	97	89
Derivatives	17	38
Debt issuance costs	12	15
Other receivables	54	20
Total other non-current assets	$206	$283
Total other assets	$387	$542

17.	OTHER LIABILITIES
An analysis of other liabilities is as follows:

	December 31,
	2012	2011
	(millions)
Other current liabilities
Accounts payable	$88	$59
Accrued dividends payable	47	46
Other taxes payable	44	45
Accrued interest payable	34	37
Derivatives	—	7
Other payables	114	88
Total other current liabilities	$327	$282
Other non-current liabilities
Incentives from lessors	$173	$165
Deferred compensation plan liability	101	106
Capital lease obligation	28	26
Other payables	73	66
Total other non-current liabilities	$375	$363
Total other liabilities	$702	$645

Notes to the financial statements

18.	ALLOWANCE FOR DOUBTFUL ACCOUNTS
Accounts receivable are stated at estimated net realizable values. The allowances shown below as at the end of each period, are recorded as the amounts considered by management to be sufficient to meet probable future losses related to uncollectible accounts.

	Balance at beginning of year	Additions/ (releases) charged to costs and expenses	Deductions / Other movements	Foreign exchange differences	Balance at end of year
Description
	(millions)
Year Ended December 31, 2012
Allowance for doubtful accounts	$13	$16	$(15)	$—	$14
Year Ended December 31, 2011
Allowance for doubtful accounts	$12	$4	$(3)	$—	$13
Year Ended December 31, 2010
Allowance for doubtful accounts	$16	$—	$(4)	$—	$12

Willis Group Holdings plc

19.	PENSION PLANS
The Company maintains two principal defined benefit pension plans that cover the majority of our employees in the United States and United Kingdom. Both of these plans are now closed to new entrants and with effect from May 15, 2009, the Company closed the US defined benefit plan to future accrual. New employees in the United Kingdom are offered the opportunity to join a defined contribution plan and in the United States are offered the opportunity to join a 401(k) plan. In addition to the Company’s UK and US defined benefit pension plans, the Company has several smaller defined benefit pension plans in certain other countries in which it operates including a US non-qualified plan. Elsewhere, pension benefits are typically provided through defined contribution plans. It is the Company’s policy to fund pension costs as required by applicable laws and regulations.
At December 31, 2012, the Company recorded, on the Consolidated Balance Sheets:

•	a pension benefit asset of $136 million (2011: $145 million) representing:

•	$134 million (2011: $136 million) in respect of the UK defined benefit pension plan; and

•	$2 million (2011: $9 million) in respect of the international defined benefit pension plans.

•	a total liability for pension benefits of $282 million (2011: $270 million) representing:

•	$250 million (2011: $258 million) in respect of the US defined benefit pension plan; and

•	$32 million (2011: $12 million) in respect of the international and US non-qualified defined benefit pension plans.

Notes to the financial statements

19. PENSION PLANS (Continued)

UK and US defined benefit plans
The following schedules provide information concerning the Company’s UK and US defined benefit pension plans as of and for the years ended December 31:

	UK Pension Benefits		US Pension Benefits
	2012	2011	2012	2011
	(millions)
Change in benefit obligation:
Benefit obligation, beginning of year	$2,217	$1,906	$895	$756
Service cost	35	36	—	—
Interest cost	108	106	41	41
Employee contributions	2	2	—	—
Actuarial loss	186	272	71	127
Benefits paid	(77)	(72)	(49)	(29)
Foreign currency changes	111	(23)	—	—
Plan amendments	—	(10)	—	—
Benefit obligations, end of year	2,582	2,217	958	895
Change in plan assets:
Fair value of plan assets, beginning of year	2,353	2,085	637	602
Actual return on plan assets	226	269	80	34
Employee contributions	2	2	—	—
Employer contributions	92	92	40	30
Benefits paid	(77)	(72)	(49)	(29)
Foreign currency changes	120	(23)	—	—
Fair value of plan assets, end of year	2,716	2,353	708	637
Funded status at end of year	$134	$136	$(250)	$(258)
Components on the Consolidated Balance Sheets:
Pension benefits asset	$134	$136	$—	$—
Liability for pension benefits	—	—	(250)	(258)

Amounts recognized in accumulated other comprehensive loss consist of:

	UK Pension Benefits		US Pension Benefits
	2012	2011	2012	2011
		(millions)
Net actuarial loss	$831	$698	$332	$303
Prior service gain	(29)	(35)	—	—

The accumulated benefit obligations for the Company’s UK and US defined benefit pension plans were $2,519 million and $958 million, respectively (2011: $2,154 million and $895 million, respectively).

Willis Group Holdings plc

19. PENSION PLANS (Continued)

The components of the net periodic benefit cost and other amounts recognized in other comprehensive loss for the UK and US defined benefit plans are as follows:

	Years ended December 31,
	UK Pension Benefits			US Pension Benefits
	2012	2011	2010	2012	2011	2010
			(millions)
Components of net periodic benefit cost:
Service cost	$35	$36	$37	$—	$—	$—
Interest cost	108	106	100	41	41	40
Expected return on plan assets	(181)	(161)	(141)	(46)	(44)	(42)
Amortization of unrecognized prior service gain	(6)	(5)	(5)	—	—	—
Amortization of unrecognized actuarial loss	39	30	37	8	3	3
Net periodic benefit (income) cost	$(5)	$6	$28	$3	$—	$1
Other changes in plan assets and benefit obligations recognized in other comprehensive income (loss):
Net actuarial loss (gain)	$141	$164	$(20)	$37	$137	$29
Amortization of unrecognized actuarial loss	(39)	(30)	(37)	(8)	(3)	(3)
Prior service gain	—	(10)	—	—	—	—
Amortization of unrecognized prior service gain	6	5	5	—	—	—
Total recognized in other comprehensive income (loss)	$108	$129	$(52)	$29	$134	$26
Total recognized in net periodic benefit cost and other comprehensive income	$103	$135	$(24)	$32	$134	$27

The estimated net loss and prior service cost for the UK and US defined benefit plans that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the next fiscal year are:

	UK Pension Benefits	US Pension Benefits
	(millions)
Estimated net loss	$47	$9
Prior service gain	(6)	—

Notes to the financial statements

19. PENSION PLANS (Continued)

The following schedule provides other information concerning the Company’s UK and US defined benefit pension plans:

	Years ended December 31,
	UK Pension Benefits		US Pension Benefits
	2012	2011	2012	2011
Weighted-average assumptions to determine benefit obligations:
Discount rate	4.4%	4.8%	4.1%	4.6%
Rate of compensation increase	2.3%	2.1%	N/A	N/A
Weighted-average assumptions to determine net periodic benefit cost:
Discount rate	4.8%	5.5%	4.6%	5.6%
Expected return on plan assets	7.5%	7.5%	7.3%	7.5%
Rate of compensation increase	2.1%	2.6%	N/A	N/A
The expected return on plan assets was determined on the basis of the weighted-average of the expected future returns of the various asset classes, using the target allocations shown below. The expected returns on UK plan assets are: UK and foreign equities 9.03 percent, debt securities 4.57 percent and real estate 6.53 percent. The expected returns on US plan assets are: US and foreign equities 10.40 percent and debt securities 4.10 percent.
The Company’s pension plan asset allocations based on fair values were as follows:

	Years ended December 31,
	UK Pension Benefits		US Pension Benefits
Asset Category	2012	2011	2012	2011
Equity securities	41%	42%	49%	44%
Debt securities	37%	35%	50%	54%
Hedge funds	17%	18%	—%	—%
Real estate	3%	4%	—%	—%
Cash	2%	1%	—%	—%
Other	—%	—%	1%	2%
Total	100%	100%	100%	100%

In the UK the pension trustees in consultation with the Company maintain a diversified asset portfolio and this together with contributions made by the Company is expected to meet the pension scheme’s liabilities as they become due. The UK plan’s assets are divided into 13 separate portfolios according to asset class and managed by 10 investment managers. The broad target allocations are UK and foreign equities (44 percent), debt securities (27 percent), hedge funds (24 percent) and real estate (5 percent). In the US the Company’s investment policy is to maintain a diversified asset portfolio, which together with contributions made by the Company is expected to meet the pension scheme’s liabilities as they become due. The US plan’s assets are currently invested in 16 funds representing most standard equity and debt security classes. The broad target allocations are US and foreign equities (50 percent) and debt securities (50 percent).
Fair Value Hierarchy
The fair value hierarchy has three levels based on the reliability of the inputs used to determine fair value:

•	Level 1: refers to fair values determined based on quoted market prices in active markets for identical assets;

•	Level 2: refers to fair values estimated using observable market based inputs or unobservable inputs that are corroborated by market data; and

•	Level 3: includes fair values estimated using unobservable inputs that are not corroborated by market data.

Willis Group Holdings plc

19. PENSION PLANS (Continued)

The following tables present, at December 31, 2012 and 2011, for each of the fair value hierarchy levels, the Company’s UK pension plan assets that are measured at fair value on a recurring basis.

	UK Pension Plan
December 31, 2012	Level 1	Level 2	Level 3	Total
		(millions)
Equity securities:
US equities	$492	$108	$—	$600
UK equities	317	59	—	376
Other equities	28	97	—	125
Fixed income securities:
US Government bonds	11	—	—	11
UK Government bonds	625	—	—	625
Other Government bonds	13	—	—	13
UK corporate bonds	112	—	—	112
Other corporate bonds	29	—	—	29
Derivatives	—	217	—	217
Real estate	—	—	76	76
Cash	53	—	—	53
Other investments:
Hedge funds	—	27	431	458
Other	8	13	—	21
Total	$1,688	$521	$507	$2,716

	UK Pension Plan
December 31, 2011	Level 1	Level 2	Level 3	Total
		(millions)
Equity securities:
US equities	$422	$93	$—	$515
UK equities	278	41	—	319
Other equities	15	137	—	152
Fixed income securities:
US Government bonds	—	—	—	—
UK Government bonds	599	—	—	599
Other Government bonds	1	—	—	1
UK corporate bonds	63	—	—	63
Other corporate bonds	23	—	—	23
Derivatives	—	158	—	158
Real estate	—	—	86	86
Cash	28	—	—	28
Other investments:
Hedge funds	—	26	388	414
Other	—	(7)	2	(5)
Total	$1,429	$448	$476	$2,353

Notes to the financial statements

19. PENSION PLANS (Continued)

The UK plan’s real estate investment comprises UK property and infrastructure investments which are valued by the fund manager taking into account cost, independent appraisals and market based comparable data. The UK plan’s hedge fund investments are primarily invested in various ‘fund of funds’ and are valued based on net asset values calculated by the fund and are not publicly available. Liquidity is typically monthly and is subject to liquidity of the underlying funds.
The following tables present, at December 31, 2012 and 2011, for each of the fair value hierarchy levels, the Company’s US pension plan assets that are measured at fair value on a recurring basis.

	US Pension Plan
December 31, 2012	Level 1	Level 2	Level 3	Total
		(millions)
Equity securities:
US equities	$144	$78	$—	$222
Non US equities	98	27	—	125
Fixed income securities:
US Government bonds	—	69	—	69
US corporate bonds	—	144	—	144
International fixed income securities	52	39	—	91
Municipal & Non US government bonds	—	35	—	35
Other investments:
Mortgage backed securities	—	13	—	13
Other	3	6	—	9
Total	$297	$411	$—	$708

	US Pension Plan
December 31, 2011	Level 1	Level 2	Level 3	Total
		(millions)
Equity securities:
US equities	$176	$—	$—	$176
Non US equities	101	—	—	101
Fixed income securities:
US Government bonds	—	92	—	92
US corporate bonds	—	130	—	130
International fixed income securities	48	33	—	81
Municipal & Non US government bonds	—	32	—	32
Other investments:
Mortgage backed securities	—	10	—	10
Other	5	10	—	15
Total	$330	$307	$—	$637

Equity securities comprise:

•	common stock and preferred stock which are valued using quoted market prices; and

•	pooled investment vehicles which are valued at their net asset values as calculated by the investment manager and typically have daily or weekly liquidity.
Fixed income securities comprise US, UK and other Government Treasury Bills, loan stock, index linked loan stock and UK and other corporate bonds which are typically valued using quoted market prices.

Willis Group Holdings plc

19. PENSION PLANS (Continued)

As a result of the inherent limitations related to the valuations of the Level 3 investments, due to the unobservable inputs of the underlying funds, the estimated fair value may differ significantly from the values that would have been used had a market for those investments existed.
The following table summarizes the changes in the UK pension plan’s Level 3 assets for the years ended December 31, 2012 and 2011:

UK Pension
Plan
Level 3
(millions)
Balance at January 1, 2011	$483
Purchases, sales, issuances and settlements, net	2
Unrealized and realized gains relating to instruments still held at end of year	(7)
Foreign exchange	(2)
Balance at December 31, 2011	$476
Purchases, sales, issuances and settlements, net	(2)
Unrealized and realized gains relating to instruments still held at end of year	17
Foreign exchange	16
Balance at December 31, 2012	$507

In 2013, the Company expects to make contributions to the UK plan of approximately $91 million and $40 million to the US plan. In addition, approximately $12 million will be paid in 2013 into the UK defined benefit plan related to employee's salary sacrifice contributions.
The following benefit payments, which reflect expected future service, as appropriate, are estimated to be paid by the UK and US defined benefit pension plans:

Expected future benefit payments	UK Pension Benefits	US Pension Benefits
	(millions)
2013	81	33
2014	83	35
2015	86	38
2016	88	41
2017	91	43
2018-2022	497	267

Willis North America has a 401(k) plan covering all eligible employees of Willis North America and its subsidiaries. The plan allows participants to make pre-tax contributions which the Company, at its discretion may match. During 2009, the Company had decided not to make any matching contributions other than for former HRH employees whose contributions were matched up to 75 percent under the terms of the acquisition. In January 2011, 401(k) matching was reinstated for our US associates. All investment assets of the plan are held in a trust account administered by independent trustees. The Company’s 401(k) matching contributions for 2012 were $10 million (2011: $10 million; 2010: $nil).

Notes to the financial statements

19. PENSION PLANS (Continued)

International and US non-qualified defined benefit pension plans
In addition to the Company’s UK and US defined benefit pension plans, the Company has several smaller defined benefit pension plans in certain other countries in which it operates and non-qualified defined benefit pension plan in the US.
During the year ended December 31, 2011, the Company reported the US non-qualified plan within other non-current liabilities. As at December 31, 2012, the Company has incorporated this plan with its other International pension benefits.
In total, a $30 million net pension benefit liability (2011: $3 million) has been recognized in respect of these schemes.
The following schedules provide information concerning the Company’s international and US non-qualified defined benefit pension plans:

	International and US non-qualified Pension Plans
	2012	2011
	(millions)
Change in benefit obligation:
Benefit obligation, beginning of year	$131	$135
Service cost	3	4
Interest cost	7	7
Actuarial loss (gain)	30	(4)
Benefits paid	(6)	(6)
Employee contributions	1	—
Curtailment	—	(1)
Reclassification from other non-current liabilities (i)	9	—
Foreign currency changes	5	(4)
Benefit obligations, end of year	180	131
Change in plan assets:
Fair value of plan assets, beginning of year	128	125
Actual return on plan assets	11	1
Employer contributions	11	13
Employee contributions	1	—
Benefits paid	(6)	(6)
Foreign currency changes	5	(5)
Fair value of plan assets, end of year	150	128
Funded status at end of year	$(30)	$(3)
Components on the Consolidated Balance Sheets:
Pension benefits asset	$2	$9
Liability for pension benefits	$(32)	$(12)
_________________________________
(i) Transfer in of benefit obligation for US non-qualified plan as at December 31, 2011.
Amounts recognized in accumulated other comprehensive loss consist of a net actuarial loss of $35 million (2011: $10 million).
The accumulated benefit obligation for the Company’s international and US non-qualified defined benefit pension plans was $177 million (2011: $128 million).

Willis Group Holdings plc

19. PENSION PLANS (Continued)

The components of the net periodic benefit cost and other amounts recognized in other comprehensive loss for the international and US non-qualified defined benefit plans are as follows:

	International and US non-qualified Pension Benefits
	2012	2011	2010
	(millions)
Components of net periodic benefit cost:
Service cost	$3	$4	$4
Interest cost	7	7	7
Expected return on plan assets	(6)	(6)	(6)
Amortization of unrecognized actuarial loss	—	1	—
Curtailment (gain) loss	—	(1)	1
Net periodic benefit cost	$4	$5	$6
Other changes in plan assets and benefit obligations recognized in other comprehensive income (loss):
Amortization of unrecognized actuarial loss	$—	$(1)	$—
Net actuarial loss (gain)	25	2	(13)
Total recognized in other comprehensive loss (income)	25	1	(13)
Total recognized in net periodic benefit cost and other comprehensive loss (income)	$29	$6	$(7)

The estimated net loss for the international and US non-qualified defined benefit plans that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the next fiscal year is $1 million.
The following schedule provides other information concerning the Company’s international and US non-qualified defined benefit pension plans:

International and US non-qualified Pension Benefits
	2012	2011
Weighted-average assumptions to determine benefit obligations:
Discount rate	2.50% - 3.75%	3.30% – 5.30%
Rate of compensation increase	2.00% - 2.00%	2.50% – 3.00%
Weighted-average assumptions to determine net periodic benefit cost:
Discount rate	3.30% - 5.30%	4.00% – 5.10%
Expected return on plan assets	2.00% - 5.73%	4.80% – 5.73%
Rate of compensation increase	2.50% - 3.00%	2.50% – 3.00%

The determination of the expected long-term rate of return on the international and US non-qualified pension plan assets is dependent upon the specific circumstances of each individual plan. The assessment may include analyzing historical investment performance, investment community forecasts and current market conditions to develop expected returns for each asset class used by the plans.
The Company’s international and US non-qualified pension plan asset allocations at December 31, 2012 based on fair values were as follows:

Notes to the financial statements

19. PENSION PLANS (Continued)

	International and US non-qualified Pension Benefits
Asset Category	2012	2011
Equity securities	35%	35%
Debt securities	55%	58%
Real estate	3%	4%
Other	7%	3%
Total	100%	100%
The investment policies for the international plans vary by jurisdiction but are typically established by the local pension plan trustees, where applicable, and seek to maintain the plans’ ability to meet liabilities of the plans as they fall due and to comply with local minimum funding requirements.
Fair Value Hierarchy
The following tables present, at December 31, 2012 and 2011, for each of the fair value hierarchy levels, the Company’s international and US non-qualified pension plan assets that are measured at fair value on a recurring basis.

	International and US non-qualified Pension Plans
December 31, 2012	Level 1	Level 2	Level 3	Total
		(millions)
Equity securities:
US equities	$24	$—	$—	$24
UK equities	5	—	—	5
Overseas equities	22	—	1	23
Fixed income securities:
Other Government bonds	49	—	—	49
Corporate bonds	—	9	—	9
Derivative instruments	—	24	—	24
Real estate	—	—	5	5
Cash	5	—	—	5
Other investments:
Other investments	—	1	5	6
Total	$105	$34	$11	$150

Willis Group Holdings plc

19. PENSION PLANS (Continued)

	International and US non-qualified Pension Plans
December 31, 2011	Level 1	Level 2	Level 3	Total
		(millions)
Equity securities:
US equities	$20	$—	$—	$20
UK equities	4	—	—	4
Overseas equities	18	—	1	19
Fixed income securities:
Other Government bonds	48	1	—	49
Derivative instruments	—	22	—	22
Real estate	—	—	5	5
Cash	4	—	—	4
Other investments:
Other investments	—	—	5	5
Total	$94	$23	$11	$128

Equity securities comprise:

•	common stock which are valued using quoted market prices; and

•	unit linked funds which are valued at their net asset values as calculated by the investment manager and typically have daily liquidity.
Fixed income securities comprise overseas Government loan stock which is typically valued using quoted market prices. Real estate investment comprises overseas property and infrastructure investments which are valued by the fund manager taking into account cost, independent appraisals and market based comparable data. Derivative instruments are valued using an income approach typically using swap curves as an input.
Assets classified as Level 3 investments did not materially change during the year ended December 31, 2012.
In 2013, the Company expects to contribute $11 million to the international and US non-qualified plans.
The following benefit payments, which reflect expected future service, as appropriate, are estimated to be paid by the international and US non-qualified defined benefit pension plans:

International and US non-qualified
Pension
Expected future benefit payments	Benefits
(millions)
2013	$5
2014	5
2015	6
2016	6
2017	6
2018-2022	34

Notes to the financial statements

20.	DEBT
Short-term debt and current portion of the long-term debt consists of the following:

	December 31,
	2012	2011
	(millions)
Current portion of 5-year term loan facility expires 2016	$15	$11
6.000% loan notes due 2012	—	4
	$15	$15

Long-term debt consists of the following:

	December 31,
	2012	2011
	(millions)
5-year term loan facility expires 2016	$274	$289
5.625% senior notes due 2015	350	350
Fair value adjustment on 5.625% senior notes due 2015	18	20
4.125% senior notes due 2016	299	299
6.200% senior notes due 2017	600	600
7.000% senior notes due 2019	300	300
5.750% senior notes due 2021	496	496
3-year term loan facility expires 2015	1	—
	$2,338	$2,354
All direct obligations under the 5.625%, 6.200% and 7.000% senior notes are guaranteed by Willis Group Holdings, Willis Netherlands B.V., Willis Investment UK Holdings Limited, TA I Limited, Trinity Acquisition plc and Willis Group Limited.
Debt issuance

On July 11, 2012, a new revolving credit facility of 15 million Chinese Yuan Renminbi 'RMB' ($2 million) was put in place which bears interest at 110 percent of the applicable short term interest rate an RMB loan having a term equal to the tenor of that drawing as published by the People's Bank of China 'PBOC' prevailing as at the drawdown date of that drawing. The facility expires on July 11, 2013. As at December 31, 2012 ¥nil ($nil) had been drawn down on the facility. This facility is solely for the use of our Chinese subsidiary and is available for general working capital purposes.
In December 2011 we refinanced our bank facility, comprising a 5-year $300 million term loan and a 5-year $500 million revolving credit facility. The $300 million term loan replaced the remaining $328 million balance on our $700 million 5-year term loan facility and the $500 million revolving facility replaced our $300 million and our $200 million revolving credit facilities. Unamortized debt issuance costs of $10 million relating to these facilities were written off in December 2011 following completion of the refinancing.
The 5-year term loan facility expiring 2016 bears interest at LIBOR plus 1.50% and is repayable in quarterly installments and a final repayment of $225 million is due in the fourth quarter of 2016. In 2012, we made $11 million of mandatory repayments against this 5-year term loan.
Drawings under the revolving $500 million credit facility bear interest at LIBOR plus 1.50% and the facility expires on December 16, 2016. These margins apply while the Company’s debt rating remains BBB-/Baa3. As of December 31, 2012 $nil was outstanding under the revolving credit facility (December 31, 2011: $nil).

Willis Group Holdings plc

20. DEBT (Continued)

The agreements relating to our 5-year term loan facility expiring 2016 and the revolving $500 million credit facility contain requirements to maintain maximum levels of consolidated funded indebtedness in relation to consolidated EBITDA and minimum level of consolidated EBITDA to consolidated cash interest expense, subject to certain adjustments. In addition, the agreements relating to our credit facilities and senior notes include, in the aggregate covenants relating to the delivery of financial statements, reports and notices, limitations on liens, limitations on sales and other disposals of assets, limitations on indebtedness and other liabilities, limitations on sale and leaseback transactions, limitations on mergers and other fundamental changes, maintenance of property, maintenance of insurance, nature of business, compliance with applicable laws, maintenance of corporate existence and rights, payment of taxes and access to information and properties. At December 31, 2012, the Company was in compliance with all covenants.
In 2011, the Company issued $300 million of 4.125% senior notes due 2016 and $500 million of 5.750% senior notes due 2021. The effective interest rates of these senior notes are 4.240% and 5.871% respectively, which include the impact of the discount upon issuance. The proceeds were used to repurchase and redeem $500 million of 12.875% senior notes due 2016 including a make-whole payment (representing a slight discount to the contractual make-whole amount) of $158 million. Following the repurchase the Company wrote off $13 million of unamortized debt issuance costs.
During the year ended December 31, 2010, the Company entered into a series of interest rate swaps for a total notional amount of $350 million to receive a fixed rate and pay a variable rate on a semi-annual basis, with a maturity date of July 15, 2015. The Company has designated and accounts for these instruments as fair value hedges against its $350 million 5.625% senior notes due 2015. The fair values of the interest rate swaps are included within other assets or other liabilities and the fair value of the hedged element of the senior notes is included within long-term debt.
On November 7, 2012, a further revolving facility of $20 million was renewed which bears interest at LIBOR plus 1.55% until 2014 and LIBOR plus 1.700% thereafter. The facility expires on November 6, 2015. As at December 31, 2012 no drawings had been made on the facility. This facility is solely for the use of our main UK regulated entity and would be available in certain exceptional circumstances. The facility is secured against the freehold of the UK regulated entity’s freehold property in Ipswich.
Lines of credit
The Company also has available $4 million (2011: $3 million) in lines of credit, of which $nil was drawn as of December 31, 2012 (2011: $nil).
Analysis of interest expense
The following table shows an analysis of the interest expense for the years ended December 31:

	Year ended December 31,
	2012	2011	2010
	(millions)
5-year term loan facility repaid 2011	$—	$14	$17
5-year term loan facility expires 2016	6	—	—
Revolving $300 million credit facility	—	4	3
Revolving $500 million credit facility	1	—	—
5.625% senior notes due 2015	12	12	14
12.875% senior notes due 2016	—	15	67
4.125% senior notes due 2016	13	10	—
6.200% senior notes due 2017	38	38	38
7.000% senior notes due 2019	21	21	21
5.125% senior notes due 2010	—	—	3
5.750% senior notes due 2021	29	23	—
Other(i)	8	19	3
Total interest expense	$128	$156	$166
_________________________________

(i)	In 2011, Other includes $10 million relating to the write-off of unamortized debt issuance fees.

Notes to the financial statements

21.	PROVISIONS FOR LIABILITIES
An analysis of movements on provisions for liabilities is as follows:

	Claims, lawsuits and other proceedings(i)	Other provisions(ii)	Total
		(millions)
Balance at January 1, 2011	$145	$34	$179
Net provisions made during the year	45	11	56
Utilized in the year	(31)	(7)	(38)
Foreign currency translation adjustment	(1)	—	(1)
Balance at December 31, 2011	$158	$38	$196
Net provisions made during the year	23	(2)	21
Utilized in the year	(31)	(10)	(41)
Foreign currency translation adjustment	2	2	4
Balance at December 31, 2012	$152	$28	$180
_________________________________

(i)
The claims, lawsuits and other proceedings provision includes E&O cases which represents management’s assessment of liabilities that may arise from asserted and unasserted claims for alleged errors and omissions that arise in the ordinary course of the Group’s business. Where some of the potential liability is recoverable under the Group’s external insurance arrangements, the full assessment of the liability is included in the provision with the associated insurance recovery shown separately as an asset. Insurance recoveries recognized at December 31, 2012 amounted to $6 million (2011: $6 million).

(ii)	The ‘Other’ category includes amounts relating to vacant property provisions of $13 million (2011: $20 million).

Willis Group Holdings plc

22.	COMMITMENTS AND CONTINGENCIES
The Company’s contractual obligations as at December 31, 2012 are presented below:

			Payments due by
Obligations	Total	2013	2014-2015	2016-2017	After 2017
	(millions)
5-year term loan facility expires 2016	$289	$15	$32	$242	$—
Interest on term loan	18	5	9	4	—
Revolving $500 million credit facility commitment fees	5	1	3	1	—
5.625% senior notes due 2015	350	—	350	—	—
Fair value adjustments on 5.625% senior notes due 2015	18	—	18	—	—
4.125% senior notes due 2016	300	—	—	300	—
6.200% senior notes due 2017	600	—	—	600	—
7.000% senior notes due 2019	300	—	—	—	300
5.750% senior notes due 2021	500	—	—	—	500
Interest on senior notes	625	119	229	148	129
Total debt and related interest	3,005	140	641	1,295	929
Operating leases(i)	1,274	127	222	166	759
Pensions	662	142	245	245	30
Other contractual obligations(ii)	99	31	23	10	35
Total contractual obligations	$5,040	$440	$1,131	$1,716	$1,753
_________________________________

(i)	Presented gross of sublease income.

(ii)
Other contractual obligations include capital lease commitments, put option obligations and investment fund capital call obligations, the timing of which are included at the earliest point they may fall due.

(iii)	The above excludes $34 million of liabilities for unrecognized tax benefits as the Company is unable to reasonably predict the timing of settlement of these liabilities.

Debt obligations and facilities
The Company’s debt and related interest obligations at December 31, 2012 are shown in the above table.
During 2011, the Company entered into a new revolving credit facility agreement under which $500 million is available. As at December 31, 2012 $nil was outstanding under the revolving credit facility.
This facility is in addition to the remaining availability of $20 million under the Company’s previously existing $20 million revolving credit facility and an additional $2 million under the Company's new $2 million facility that was entered into during the year.
The only mandatory repayments of debt over the next 12 months are the scheduled repayment of $15 million current portion of the Company’s 5-year term loan. We also have the right, at our option, to prepay indebtedness under the credit facility without further penalty and to redeem the senior notes at our option by paying a ‘make-whole’ premium as provided under the applicable debt instrument.
Operating leases
The Company leases certain land, buildings and equipment under various operating lease arrangements. Original non-cancellable lease terms typically are between 10 and 20 years and may contain escalation clauses, along with options that permit early withdrawal. The total amount of the minimum rent is expensed on a straight-line basis over the term of the lease.

Notes to the financial statements

22. COMMITMENTS AND CONTINGENCIES (Continued)

As of December 31, 2012, the aggregate future minimum rental commitments under all non-cancellable operating lease agreements are as follows:

	Gross rental commitments	Rentals from subleases	Net rental commitments
		(millions)
2013	$127	$(15)	$112
2014	119	(14)	105
2015	103	(13)	90
2016	87	(13)	74
2017	79	(11)	68
Thereafter	759	(23)	736
Total	$1,274	$(89)	$1,185

The Company leases its main London building under a 25-year operating lease, which expires in 2032. The Company’s contractual obligations in relation to this commitment included in the table above total $730 million (2011: $715 million). Annual rentals are $32 million (2011: $30 million) per year and the Company has subleased approximately 29 percent (2011: 29 percent) of the premises under leases up to 15 years. The amounts receivable from subleases, included in the table above, total $76 million (2011: $82 million; 2010: $87 million).
Rent expense amounted to $135 million for the year ended December 31, 2012 (2011: $127 million; 2010: $131 million). The Company’s rental income from subleases was $17 million for the year ended December 31, 2012 (2011: $18 million; 2010: $22 million).
Pensions
Contractual obligations for our pension plans reflect the contributions we expect to make over the next five years into our US and UK plans. These contributions are based on current funding positions and may increase or decrease dependent on the future performance of the two plans.
In the UK, we are required to agree a funding strategy for our UK defined benefit plan with the plan's trustees. In March 2012, the Company agreed to a revised schedule of contributions towards on-going accrual of benefits and deficit funding contributions the Company will make to the UK plan over the six years ended December 31, 2017. Contributions in each of the next five years are expected to total approximately $81 million, of which approximately $23 million relates to on-going contributions calculated as 15.9 percent of active plan members' pensionable salary and approximately $58 million that relates to contributions towards the funding deficit.
In addition, further contributions will be payable based on a profit share calculation (equal to 20 percent of EBITDA in excess of $900 million per annum as defined by the revised schedule of contributions) and an exceptional return calculation (equal to 10 percent of any exceptional returns made to shareholders, for example, share buybacks, and special dividends). Upon finalization of these calculations the Company expects to make a further contribution in 2013 of $10 million, calculated as 10 percent of the $100 million share buy-back program completed during 2012. Aggregate contributions under the deficit funding contribution and the profit share calculation are capped at £312 million ($507 million) over the six years ended December 31, 2017.
The schedule of contributions is automatically renegotiated after three years and at any earlier time jointly agreed by the Company and the Trustee.
In addition, approximately $12 million will be paid annually into the UK defined benefit plan related to employee's salary sacrifice contributions.
The total contracted contributions for all plans in 2013 are expected to be approximately $142 million, excluding approximately $12 million in respect of the salary sacrifice scheme.

Willis Group Holdings plc

22. COMMITMENTS AND CONTINGENCIES (Continued)

Guarantees
Guarantees issued by certain of Willis Group Holdings’ subsidiaries with respect to the senior notes and revolving credit facilities are discussed in Note 20 — Debt in these consolidated financial statements.
Certain of Willis Group Holdings’ subsidiaries have given the landlords of some leasehold properties occupied by the Company in the United Kingdom and the United States guarantees in respect of the performance of the lease obligations of the subsidiary holding the lease. The operating lease obligations subject to such guarantees amounted to $829 million and $828 million at December 31, 2012 and 2011, respectively.
In addition, the Company has given guarantees to bankers and other third parties relating principally to letters of credit amounting to $10 million and $7 million at December 31, 2012 and 2011, respectively. Willis Group Holdings also guarantees certain of its UK and Irish subsidiaries’ obligations to fund the UK and Irish defined benefit plans.
Other contractual obligations
For certain subsidiaries and associates, the Company has the right to purchase shares (a call option) from co-shareholders at various dates in the future. In addition, the co-shareholders of certain subsidiaries and associates have the right to sell their shares (a put option) to the Company at various dates in the future. Generally, the exercise price of such put options and call options is formula-based (using revenues and earnings) and is designed to reflect fair value. Based on current projections of profitability and exchange rates and assuming the put options are exercised, the potential amount payable from these options is not expected to exceed $19 million (2011: $72 million).
In July 2010, the Company made a capital commitment of $25 million to Trident V Parallel Fund, LP, an investment fund managed by Stone Point Capital. This replaced a capital commitment of $25 million that had been made to Trident V, LP in December 2009. As at December 31, 2012 there have been approximately $10 million of capital contributions.
In May 2011, the Company made a capital commitment of $10 million to Dowling Capital Partners I, LP. As at December 31, 2012 there had been $2 million capital contributions.
Other contractual obligations at December 31, 2012 also include the capital lease on the Company’s Nashville property of $53 million, payable from 2013 onwards.
Claims, Lawsuits and Other Proceedings

In the ordinary course of business, the Company is subject to various actual and potential claims, lawsuits, and other proceedings relating principally to alleged errors and omissions in connection with the placement of insurance and reinsurance. Similar to other corporations, the Company is also subject to a variety of other claims, including those relating to the Company's employment practices. Some of the claims, lawsuits and other proceedings seek damages in amounts which could, if assessed, be significant.

Errors and omissions claims, lawsuits, and other proceedings arising in the ordinary course of business are covered in part by professional indemnity or other appropriate insurance. The terms of this insurance vary by policy year and self-insured risks have increased significantly in recent years. Regarding self-insured risks, the Company has established provisions which are believed to be adequate in the light of current information and legal advice, and the Company adjusts such provisions from time to time according to developments.

On the basis of current information, the Company does not expect that the actual claims, lawsuits and other proceedings, to which the Company is subject, or potential claims, lawsuits, and other proceedings relating to matters of which it is aware, will ultimately have a material adverse effect on the Company's financial condition, results of operations or liquidity. Nonetheless, given the large or indeterminate amounts sought in certain of these actions, and the inherent unpredictability of litigation and disputes with insurance companies, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on the Company's results of operations or cash flows in particular quarterly or annual periods.

The material actual or potential claims, lawsuits and other proceedings, of which the Company is currently aware, are:

Notes to the financial statements

22. COMMITMENTS AND CONTINGENCIES (Continued)

Stanford Financial Group Litigation
The Company has been named as a defendant in 12 similar lawsuits relating to the collapse of The Stanford Financial Group ('Stanford'), for which Willis of Colorado, Inc. acted as broker of record on certain lines of insurance. The complaints in these actions generally allege that the defendants actively and materially aided Stanford's alleged fraud by providing Stanford with certain letters regarding coverage that they knew would be used to help retain or attract actual or prospective Stanford client investors. The complaints further allege that these letters, which contain statements about Stanford and the insurance policies that the defendants placed for Stanford, contained untruths and omitted material facts and were drafted in this manner to help Stanford promote and sell its allegedly fraudulent certificates of deposit.
The 12 actions are as follows:

•
Troice, et al. v. Willis of Colorado, Inc., et al., C.A. No. 3:09-CV-01274-N, was filed on July 2, 2009 in the U.S. District Court for the Northern District of Texas against Willis Group Holdings plc, Willis of Colorado, Inc. and a Willis associate, among others. On April 1, 2011, plaintiffs filed the operative Third Amended Class Action Complaint individually and on behalf of a putative, worldwide class of Stanford investors, adding Willis Limited as a defendant and alleging claims under Texas statutory and common law and seeking damages in excess of $1 billion, punitive damages and costs. On May 2, 2011, the defendants filed motions to dismiss the Third Amended Class Action Complaint, arguing, inter alia, that the plaintiffs’ claims are precluded by the Securities Litigation Uniform Standards Act of 1998 (‘SLUSA’).

On May 10, 2011, the court presiding over the Stanford-related actions in the Northern District of Texas entered an order providing that it would consider the applicability of SLUSA to the Stanford-related actions based on the decision in a separate Stanford action not involving a Willis entity, Roland v. Green, Civil Action No. 3:10-CV-0224-N. On August 31, 2011, the court issued its decision in Roland, dismissing that action with prejudice under SLUSA.
On October 27, 2011, the court in Troice entered an order (i) dismissing with prejudice those claims asserted in the Third Amended Class Action Complaint on a class basis on the grounds set forth in the Roland decision discussed above and (ii) dismissing without prejudice those claims asserted the Third Amended Class Action Complaint on an individual basis. Also on October 27, 2011, the court entered a final judgment in the action.
On October 28, 2011, the plaintiffs in Troice filed a notice of appeal to the U.S. Court of Appeals for the Fifth Circuit. Subsequently, Troice, Roland and a third action captioned Troice, et al. v. Proskauer Rose LLP, Civil Action No. 3:09-CV-01600-N, which also was dismissed on the grounds set forth in the Roland decision discussed above and on appeal to the U.S. Court of Appeals for the Fifth Circuit, were consolidated for purposes of briefing and oral argument. Following the completion of briefing and oral argument, on March 19, 2012, the Fifth Circuit reversed and remanded the actions. On April 2, 2012, the defendants-appellees filed petitions for rehearing en banc.  On April 19, 2012, the petitions for rehearing en banc were denied. On July 18, 2012, defendants-appellees filed a petition for writ of certiorari with the United States Supreme Court regarding the Fifth Circuit's reversal in Troice. On January 18, 2013, the Supreme Court granted our petition and will hear our appeal. Opening briefs are due in early May 2013, and we expect oral argument in October and a decision in late 2013 or early 2014.

•
Ranni v. Willis of Colorado, Inc., et al., C.A. No. 09-22085, was filed on July 17, 2009 against Willis Group Holdings plc and Willis of Colorado, Inc. in the U.S. District Court for the Southern District of Florida. The complaint was filed on behalf of a putative class of Venezuelan and other South American Stanford investors and alleges claims under Section 10(b) of the Securities Exchange Act of 1934 (and Rule 10b-5 thereunder) and Florida statutory and common law and seeks damages in an amount to be determined at trial. On October 6, 2009, Ranni was transferred, for consolidation or coordination with other Stanford-related actions (including Troice), to the Northern District of Texas by the U.S. Judicial Panel on Multidistrict Litigation (the ‘JPML’). The defendants have not yet responded to the complaint in Ranni.

•
Canabal, et al. v. Willis of Colorado, Inc., et al., C.A. No. 3:09-CV-01474-D, was filed on August 6, 2009 against Willis Group Holdings plc, Willis of Colorado, Inc. and the same Willis associate named as a defendant in Troice, among others, also in the Northern District of Texas. The complaint was filed individually and on behalf of a putative class of Venezuelan Stanford investors, alleged claims under Texas statutory and common law and sought damages in excess of $1 billion, punitive damages, attorneys’ fees and costs. On December 18, 2009, the parties in Troice and Canabal stipulated to the consolidation of those actions (under the Troice civil action number), and, on December 31, 2009, the plaintiffs in Canabal filed a notice of dismissal, dismissing the action without prejudice.

Willis Group Holdings plc

22. COMMITMENTS AND CONTINGENCIES (Continued)

•
Rupert, et al. v. Winter, et al., Case No. 2009C115137, was filed on September 14, 2009 on behalf of 97 Stanford investors against Willis Group Holdings plc, Willis of Colorado, Inc. and the same Willis associate, among others, in Texas state court (Bexar County). The complaint alleges claims under the Securities Act of 1933, Texas and Colorado statutory law and Texas common law and seeks special, consequential and treble damages of more than $300 million, attorneys’ fees and costs. On October 20, 2009, certain defendants, including Willis of Colorado, Inc., (i) removed Rupert to the U.S. District Court for the Western District of Texas, (ii) notified the JPML of the pendency of this related action and (iii) moved to stay the action pending a determination by the JPML as to whether it should be transferred to the Northern District of Texas for consolidation or coordination with the other Stanford-related actions. On April 1, 2010, the JPML issued a final transfer order for the transfer of Rupert to the Northern District of Texas. On January 24, 2012, the Court remanded Rupert to Texas State Court (Bexar County), but stayed the case until further order of the Court. The defendants have not yet responded to the complaint in Rupert.

•
Casanova, et al. v. Willis of Colorado, Inc., et al., C.A. No. 3:10-CV-01862-O, was filed on September 16, 2010 on behalf of seven Stanford investors against Willis Group Holdings plc, Willis Limited, Willis of Colorado, Inc. and the same Willis associate, among others, also in the Northern District of Texas. The complaint alleges claims under Texas statutory and common law and seeks actual damages in excess of $5 million, punitive damages, attorneys’ fees and costs. The defendants have not yet responded to the complaint in Casanova.

•
Rishmague, et ano. v. Winter, et al., Case No. 2011CI02585, was filed on March 11, 2011 on behalf of two Stanford investors, individually and as representatives of certain trusts, against Willis Group Holdings plc, Willis of Colorado, Inc., Willis of Texas, Inc. and the same Willis associate, among others, in Texas state court (Bexar County). The complaint alleges claims under Texas and Colorado statutory law and Texas common law and seeks special, consequential and treble damages of more than $37 million and attorneys’ fees and costs. On April 11, 2011, certain defendants, including Willis of Colorado, Inc., (i) removed Rishmague to the Western District of Texas, (ii) notified the JPML of the pendency of this related action and (iii) moved to stay the action pending a determination by the JPML as to whether it should be transferred to the Northern District of Texas for consolidation or coordination with the other Stanford-related actions. On August 8, 2011, the JPML issued a final transfer order for the transfer of Rishmague to the Northern District of Texas, where it is currently pending. The defendants have not yet responded to the complaint in Rishmague.

•
MacArthur v. Winter, et al., Case No. 2013-07840, was filed on February 8, 2013 on behalf of two Stanford investors against Willis Group Holdings plc, Willis of Colorado, Inc., Willis of Texas, Inc. and the same Willis associate, among others, in Texas state court (Harris County). The complaint alleges claims under Texas and Colorado statutory law and Texas common law and seeks actual, special, consequential and treble damages of approximately $4 million and attorneys' fees and costs. The defendants have not yet responded to the complaint in MacArthur.

•
Barbar, et al. v. Willis Group Holdings Public Limited Company, et al., Case No. 13-05666CA27, was filed on February 14, 2013 on behalf of 35 Stanford investors against Willis Group Holdings plc, Willis Limited and Willis of Colorado, Inc. in Florida state court (Miami-Dade County). The complaint alleges claims under Florida common law and seeks compensatory damages in excess of $30 million. The defendants have not yet responded to the complaint in Barbar.

•
de Gadala-Maria, et al. v. Willis Group Holdings Public Limited Company, et al., Case No. 13-05669CA30, was filed on February 14, 2013 on behalf of 64 Stanford investors against Willis Group Holdings plc, Willis Limited and Willis of Colorado, Inc. in Florida state court (Miami-Dade County). The complaint alleges claims under Florida common law and seeks compensatory damages in excess of $83.5 million. The defendants have not yet responded to the complaint in de Gadala-Maria.

•
Ranni, et ano. v. Willis Group Holdings Public Limited Company, et al., Case No. 13-05673CA06, was filed on February 14, 2013 on behalf of two Stanford investors against Willis Group Holdings plc, Willis Limited and Willis of Colorado, Inc. in Florida state court (Miami-Dade County). The complaint alleges claims under Florida common law and seeks compensatory damages in excess of $3 million. The defendants have not yet responded to the complaint in Ranni.

•
Tisminesky, et al. v. Willis Group Holdings Public Limited Company, et al., Case No. 13-05676CA09, was filed on February 14, 2013 on behalf of 11 Stanford investors against Willis Group Holdings plc, Willis Limited and Willis of Colorado, Inc. in Florida state court (Miami-Dade County). The complaint alleges claims under Florida common law and

Notes to the financial statements

22. COMMITMENTS AND CONTINGENCIES (Continued)

seeks compensatory damages in excess of $6.5 million. The defendants have not yet responded to the complaint in Tisminesky.

•
Zacarias, et al. v. Willis Group Holdings Public Limited Company, et al., Case No. 13-05678CA11, was filed on February 14, 2013 on behalf of 10 Stanford investors against Willis Group Holdings plc, Willis Limited and Willis of Colorado, Inc. in Florida state court (Miami-Dade County). The complaint alleges claims under Florida common law and seeks compensatory damages in excess of $12.5 million. The defendants have not yet responded to the complaint in Zacarias.

Additional actions could be brought in the future by other investors in certificates of deposit issued by Stanford and its affiliates. The Company disputes these allegations and intends to defend itself vigorously against these actions. The outcomes of these actions, however, including any losses or other payments that may occur as a result, cannot be predicted at this time.

European Commission Sector Inquiry

In 2006, the European Commission ('EC') issued questionnaires pursuant to its Sector Inquiry (or, in respect of Norway, the European Free Trade Association Surveillance Authority ('EFTAS')), related to insurance business practices, including compensation arrangements for brokers, to at least 150 European brokers including our operations in nine European countries. The Company filed responses to the questionnaires. On September 25, 2007, the EC and EFTAS issued a joint report expressing concerns over potential conflicts of interest in the industry relating to remuneration and binding authorities and also over the nature of the coinsurance market.

The Company cooperated with both the EC and the EFTAS to resolve issues raised in their final joint report regarding coinsurance. In 2012, the EC appointed Ernst & Young to conduct a review of the coinsurance market and Ernst & Young approached one broking firm in each Member State. Three of our European subsidiaries (UK, Spain and the Netherlands) recently either met with Ernst & Young or received questionnaires from them on this matter in 2012. The EC published Ernst & Young's report on February 11, 2013, which described the nature and benefits of the coinsurance and subscription markets. The EC intends to consult further on these findings during 2013 before determining next steps.
Regulatory Investigation
In 2011, we and the UK Financial Services Authority (the 'FSA') announced a settlement for lapses by Willis Limited, our UK brokerage subsidiary, in its implementation and documentation of its controls to counter the risks of improper payments being made to non-FSA authorized overseas third parties engaged to help win business, particularly in high risk jurisdictions.

As a result of a FSA settlement in 2011, we are conducting a further internal review of certain high-risk payments made by our UK subsidiary between 2005 and 2009. We do not believe that this further internal review will result in any material fines or sanctions, but there can be no assurance that any resolution will not have an adverse impact on our ability to conduct our business in certain jurisdictions. While we believe that our current systems and controls are adequate and in accordance with all applicable laws and regulations, we cannot assure that such systems and controls will prevent any violations of applicable laws and regulations.

Willis Group Holdings plc

23.	ACCUMULATED OTHER COMPREHENSIVE LOSS, NET OF TAX
The components of other comprehensive income (loss) are as follows:

	December 31, 2012			December 31, 2011			December 31, 2010
	Before tax amount	Tax	Net of tax amount	Before tax amount	Tax	Net of tax amount	Before tax amount	Tax	Net of tax amount
	(millions)
Other comprehensive income:
Foreign currency translation adjustments	$46	$—	$46	$(29)	$—	$(29)	$(8)	$—	$(8)
Unrealized holding gain	—	—	—	—	—	—	2	—	2
Pension funding adjustments:
Foreign currency translation on pension funding adjustments	(31)	9	(22)	8	—	8	26	(9)	17
Net actuarial (loss) gain	(203)	36	(167)	(303)	95	(208)	4	5	9
Prior service gain	—	—	—	10	(3)	7	—	—	—
Amortization of unrecognized actuarial loss	47	(9)	38	34	(9)	25	40	(11)	29
Amortization of unrecognized prior service gain	(6)	1	(5)	(5)	1	(4)	(5)	1	(4)
	(193)	37	(156)	(256)	84	(172)	65	(14)	51
Derivative instruments:
Gain on interest rate swaps (effective element)	3	(1)	2	13	(3)	10	15	(4)	11
Interest rate reclassification adjustment	(5)	1	(4)	(14)	4	(10)	(26)	7	(19)
Gain on forward exchange contracts (effective element)	11	(2)	9	3	(1)	2	—	—	—
Forward exchange contract reclassification adjustment	(4)	1	(3)	(7)	2	(5)	20	(6)	14
	5	(1)	4	(5)	2	(3)	9	(3)	6
Other comprehensive (loss) income	(142)	36	(106)	(290)	86	(204)	68	(17)	51
Less: Other comprehensive income attributable to noncontrolling interests	—	—	—	1	—	1	2	—	2
Other comprehensive (loss) income attributable to Willis Group Holdings	$(142)	$36	$(106)	$(289)	$86	$(203)	$70	$(17)	$53
The components of accumulated other comprehensive loss, net of tax, are as follows:

	December 31,
	2012	2011	2010
	(millions)
Net foreign currency translation adjustment	$(37)	$(83)	$(54)
Pension funding adjustment	(831)	(675)	(503)
Net unrealized gain on derivative instruments	15	11	14
Accumulated other comprehensive loss, net of tax	(853)	(747)	(543)
Less: accumulated other comprehensive loss attributable to noncontrolling interests	3	3	2
Accumulated other comprehensive loss, attributable to Willis Group Holdings, net of tax	$(850)	$(744)	$(541)

Notes to the financial statements

24.	EQUITY AND NONCONTROLLING INTEREST
The components of equity and noncontrolling interests are as follows:

	December 31, 2012			December 31, 2011			December 31, 2010
	Willis Group Holdings’ stockholders	Noncontrolling interests	Total equity	Willis Group Holdings’ stockholders	Noncontrolling interests	Total equity	Willis Group Holdings’ stockholders	Noncontrolling interests	Total equity
	(millions)
Balance at January 1,	$2,486	$31	$2,517	$2,577	$31	$2,608	$2,180	$49	$2,229
Comprehensive income:
Net (loss) income	(446)	13	(433)	204	16	220	455	15	470
Other comprehensive (loss) income, net of tax	(106)	—	(106)	(203)	(1)	(204)	53	(2)	51
Comprehensive (loss) income	(552)	13	(539)	1	15	16	508	13	521
Dividends	(187)	(11)	(198)	(180)	(15)	(195)	(178)	(26)	(204)
Additional paid-in capital	81	—	81	88	—	88	67	—	67
Repurchase of shares (i)	(100)	—	(100)	—	—	—	—	—	—
Purchase of subsidiary shares from noncontrolling interests	(31)	(8)	(39)	—	—	—	—	(5)	(5)
Additional noncontrolling interests	2	1	3	—	—	—	—	—	—
Balance at December 31,	$1,699	$26	$1,725	$2,486	$31	$2,517	$2,577	$31	$2,608
_________________________________

(i)	Based on settlement date the Company repurchased 2,796,546 shares at an average price of $35.87 in 2012.

The effects on equity of changes in Willis Group Holdings, ownership interest in its subsidiaries are as follows:

	Years ended December 31,
	2012	2011	2010
		(millions)
Net (loss) income attributable to Willis Group Holdings	$(446)	$204	$455
Transfers from noncontrolling interest:
Decrease in Willis Group Holdings’ paid-in capital for purchase of noncontrolling interest	(31)	—	(19)
Increase in Willis Group Holdings’ paid-in capital for sale of noncontrolling interest	2	—	—
Net transfers from noncontrolling interest	(29)	—	(19)
Change from net (loss) income attributable to Willis Group Holdings and transfers from noncontrolling interests	$(475)	$204	$436

Willis Group Holdings plc

25.	SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Supplemental disclosures regarding cash flow information and non-cash flow investing and financing activities are as follows:

	Years Ended December 31,
	2012	2011	2010
	(millions)
Supplemental disclosures of cash flow information:
Cash payments for income taxes, net	$63	$15	$99
Cash payments for interest	118	128	163
Supplemental disclosures of non-cash flow investing and financing activities:
Write-off of unamortized debt issuance costs	$—	$(23)	$—
Assets acquired under capital leases	2	—	23
Deferred payments on acquisitions of subsidiaries	4	6	—
Deferred payments on acquisitions of noncontrolling interests	—	—	13
Acquisitions:
Fair value of assets acquired	$23	$6	$12
Less:
Liabilities assumed	(3)	(3)	(18)
Cash acquired	—	(3)	—
Net assets (liabilities assumed) acquired, net of cash acquired	$20	$—	$(6)

26.	DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES
Fair value of derivative financial instruments
In addition to the note below, see Note 27 - Fair Value Measurements for information about the fair value hierarchy of derivatives.
Primary risks managed by derivative financial instruments
The main risks managed by derivative financial instruments are interest rate risk and foreign currency risk. The Company’s board of directors reviews and approves policies for managing each of these risks as summarized below.
The Company enters into derivative transactions (principally interest rate swaps and forward foreign currency contracts) in order to manage interest rate and foreign currency risks arising from the Company’s operations and its sources of finance. The Company does not hold financial or derivative instruments for trading purposes.
Interest Rate Risk — Investment Income
As a result of the Company’s operating activities, the Company receives cash for premiums and claims which it deposits in short-term investments denominated in US dollars and other currencies. The Company earns interest on these funds, which is included in the Company’s financial statements as investment income. These funds are regulated in terms of access and the instruments in which they may be invested, most of which are short-term in maturity.

In order to manage interest rate risk arising from these financial assets, the Company entered into interest rate swaps to receive a fixed rate of interest and pay a variable rate of interest denominated in the various currencies related to the short-term investments. The use of interest rate contracts essentially converted groups of short-term variable rate investments to fixed rate investments. The fair value of these contracts was recorded in other assets and other liabilities. For contracts that qualified as cash flow hedges for accounting purposes, the effective portions of changes in fair value were recorded as a component of other comprehensive income, to the extent that the hedge relationships were highly effective.

Notes to the financial statements

26. DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

From the fourth quarter of 2011, the Company stopped entering into any new hedging transactions relating to interest rate risk from investments, given the flat yield curve environment at that time. Further to this, during second quarter 2012, the Company closed out its legacy position for these interest rate swap contracts.
The fair value of these swaps at the close out date was $16 million, representing a cash settlement amount on termination. In connection with the terminated swaps, the Company retained a gain of $15 million in other comprehensive income as the forecasted short-term investment transactions in relation to which the swaps qualified as cash flow hedges are still considered probable. These amounts will be reclassified into earnings consistent with when the forecasted transactions affect earnings. We expect approximately $5 million of the gain to be recognized in the income statement in 2013.
At December 31, 2012 and 2011, the Company had the following derivative financial instruments that were designated as cash flow hedges of interest rate risk:

		December 31,
		Notional	Termination	Weighted Average Interest Rates
		Amount (i)	Dates	Receive	Pay
		(millions)		%	%
2012
US dollar	Receive fixed-pay variable	$—	—	—	—
Pounds sterling	Receive fixed-pay variable	—	—	—	—
Euro	Receive fixed-pay variable	—	—	—	—
2011
US dollar	Receive fixed-pay variable	$740	2012-2015	2.20	0.88
Pounds sterling	Receive fixed-pay variable	241	2012-2015	3.00	1.35
Euro	Receive fixed-pay variable	143	2012-2015	2.31	1.33
_________________________________

(i)	Notional amounts represent US dollar equivalents translated at the spot rate as of December 31.

Interest Rate Risk — Interest Expense
The Company’s operations are financed principally by $2,050 million fixed rate senior notes and $289 million under a 5-year term loan facility.
During the year ended December 31, 2010, the Company entered into a series of interest rate swaps for a total notional amount of $350 million to receive a fixed rate and pay a variable rate on a semi-annual basis, with a maturity date of July 15, 2015. At the year end the weighted average fixed rate was 2.71% and variable rate was 0.75% . The Company has designated and accounts for these instruments as fair value hedges against its $350 million 5.625% senior notes due 2015. The fair values of the interest rate swaps are included within other assets or other liabilities and the fair value of the hedged element of the senior notes is included within long-term debt.
The Company also has access to $522 million under three revolving credit facilities; as of December 31, 2012 $nil was drawn on these facilities. The 5-year term loan facility bears interest at LIBOR plus 1.50%. Drawings under the revolving $500 million credit facility bear interest at LIBOR plus 1.50%. These margins apply while the Company’s debt rating remains BBB-/Baa3. Should the Company’s debt rating change, then the margin will change in accordance with the credit facilities agreements.
At December 31, 2012 and 2011, the Company’s interest rate swaps were all designated as hedging instruments.

Willis Group Holdings plc

26. DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

Foreign Currency Risk
The Company’s primary foreign exchange risks arise:

•
from changes in the exchange rate between US dollars and pounds sterling as its London market operations earn the majority of their revenues in US dollars and incur expenses predominantly in pounds sterling, and may also hold a significant net sterling asset or liability position on the balance sheet. In addition, the London market operations earn significant revenues in Euros and Japanese yen; and

•	from the translation into US dollars of the net income and net assets of its foreign subsidiaries, excluding the London market operations which are US dollar denominated.

The foreign exchange risks in its London market operations are hedged as follows:

•
to the extent that forecast pound sterling expenses exceed pound sterling revenues, the Company limits its exposure to this exchange rate risk by the use of forward contracts matched to specific, clearly identified cash outflows arising in the ordinary course of business; and

•
to the extent the UK operations earn significant revenues in Euros and Japanese yen, the Company limits its exposure to changes in the exchange rate between the US dollar and these currencies by the use of forward contracts matched to a percentage of forecast cash inflows in specific currencies and periods. In addition, we are also exposed to foreign exchange risk on any net sterling asset or liability position in our London market operations.

The fair value of foreign currency contracts is recorded in other assets and other liabilities. For contracts that qualify as accounting hedges, changes in fair value resulting from movements in the spot exchange rate are recorded as a component of other comprehensive income whilst changes resulting from a movement in the time value are recorded in interest expense. For contracts that do not qualify for hedge accounting, the total change in fair value is recorded in interest expense. Amounts held in comprehensive income are reclassified into earnings when the hedged exposure affects earnings.
At December 31, 2012 and 2011, the Company’s foreign currency contracts were all designated as hedging instruments except for those relating to short-term cash flows and hedges of certain intercompany loans.
The table below summarizes by major currency the contractual amounts of the Company’s forward contracts to exchange foreign currencies for pounds sterling in the case of US dollars and US dollars for Euro and Japanese yen. Foreign currency notional amounts are reported in US dollars translated at contracted exchange rates.

	December 31,
	Sell 2012(i)	Sell 2011
	(millions)
US dollar	$255	$235
Euro	55	129
Japanese yen	32	50
_________________________________

(i)	Forward exchange contracts range in maturity from 2013 to 2014.

In addition to forward exchange contracts we undertake short-term foreign exchange swaps for liquidity purposes, these are not designated as hedges and do not qualify for hedge accounting. Both the fair value and the year to date gain/loss at December 31, 2012 and 2011 were immaterial.

During the year ended December 31, 2012, the Company entered into foreign currency hedges of certain intercompany loan balances.  These derivatives were not designated as hedging instruments and were for a total notional amount of $63 million, principally representing pound sterling sales.  In respect of these transactions, a nominal amount has been recognized as an asset within other current assets and a nominal gain has been recognized in income within other operating expenses for 2012.

Notes to the financial statements

26. DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

Derivative financial instruments
The table below presents the fair value of the Company’s derivative financial instruments and their balance sheet classification at December 31:

		Fair value
	Balance sheet	December 31,	December 31,
Derivative financial instruments designated as hedging instruments:	classification	2012	2011
		(millions)
Assets:
Interest rate swaps (cash flow hedges)	Other assets	$—	$15
Interest rate swaps (fair value hedges)	Other assets	22	26
Forward exchange contracts	Other assets	9	11
Total derivatives designated as hedging instruments		$31	$52
Liabilities:
Interest rate swaps (cash flow hedges)	Other liabilities	$—	$—
Forward exchange contracts	Other liabilities	—	11
Total derivatives designated as hedging instruments		$—	$11
Cash Flow Hedges
The table below presents the effects of derivative financial instruments in cash flow hedging relationships on the consolidated statements of operations and the consolidated statements of equity for years ended December 31, 2012 and 2011:

Derivatives in cash flow hedging relationships	Amount of gain (loss) recognized in OCI(i)on derivative (effective element)	Location of gain (loss) reclassified from accumulated OCI(i) into income (effective element)	Amount of gain (loss) reclassified from accumulated OCI(i) into income(effective element)	Location of gain (loss) recognized in income on derivative (ineffective hedges and ineffective element of effective hedges)	Amount of gain (loss) recognized in income on derivative (ineffective hedges and ineffective element of effective hedges)
	(millions)		(millions)		(millions)
Year Ended December 31, 2012
Interest rate swaps	$3	Investment income	$(5)	Other operating expenses	$—
Forward exchange contracts	11	Other operating expenses	(4)	Interest expense	1
Total	$14		$(9)		$1
Year Ended December 31, 2011
Interest rate swaps	$13	Investment income	$(14)	Other operating expenses	$—
Forward exchange contracts	3	Other operating expenses	(7)	Interest expense	(2)
Total	$16		$(21)		$(2)
Year Ended December 31, 2010
Interest rate swaps	$15	Investment income	$(26)	Other operating expenses	$—
Forward exchange contracts	—	Other operating expenses	20	Interest expense	—
Total	$15		$(6)		$—
_________________________________
Amounts above shown gross of tax.

(i)	OCI means other comprehensive income.

For interest rate swaps all components of each derivative’s gain or loss were included in the assessment of hedge effectiveness. For foreign exchange contracts only the changes in fair value resulting from movements in the spot exchange rate are included

Willis Group Holdings plc

26. DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

in this assessment. In instances where the timing of expected cash flows can be matched exactly to the maturity of the foreign exchange contract, then changes in fair value attributable to movement in the forward points are also included.
At December 31, 2012 the Company estimates there will be $13 million of net derivative gains reclassified from accumulated comprehensive income into earnings within the next twelve months.
Fair Value Hedges
The table below presents the effects of derivative financial instruments in fair value hedging relationships on the consolidated statements of operations for the years ended December 31, 2012, 2011 and 2010.

Derivatives in fair value hedging relationships	Hedged item in fair value hedging relationship	(Loss) gain recognized for derivative	Gain (loss) recognized for hedged item	Ineffectiveness recognized in interest expense
		(millions)
Year Ended December 31, 2012
Interest rate swaps	5.625% senior notes due 2015	$(3)	$2	$1
Year Ended December 31, 2011
Interest rate swaps	5.625% senior notes due 2015	$7	$(8)	$1
Year Ended December 31, 2010
Interest rate swaps	5.625% senior notes due 2015	$14	$(12)	$2
All components of each derivative’s gain or loss were included in the assessment of hedge effectiveness.

Credit Risk and Concentrations of Credit Risk
Credit risk represents the loss that would be recognized at the reporting date if counterparties failed to perform as contracted and from movements in interest rates and foreign exchange rates. The Company currently does not anticipate non-performance by its counterparties. The Company generally does not require collateral or other security to support financial instruments with credit risk; however, it is the Company's policy to enter into master netting arrangements with counterparties as practical.
Concentrations of credit risk that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. Financial instruments on the balance sheet that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable and derivatives which are recorded at fair value.
The Company maintains a policy providing for the diversification of cash and cash equivalent investments and places such investments in an extensive number of financial institutions to limit the amount of credit risk exposure. These financial institutions are monitored on an ongoing basis for credit quality predominantly using information provided by credit agencies.
Concentrations of credit risk with respect to receivables are limited due to the large number of clients and markets in which the Company does business, as well as the dispersion across many geographic areas. Management does not believe significant risk exists in connection with the Company's concentrations of credit as of December 31, 2012.

Notes to the financial statements

27.	FAIR VALUE MEASUREMENTS

The Company has categorized its assets and liabilities that are measured at fair value on a recurring and non-recurring basis into a three-level fair value hierarchy, based on the reliability of the inputs used to determine fair value as follows:

•	Level 1: refers to fair values determined based on quoted market prices in active markets for identical assets;

•	Level 2: refers to fair values estimated using observable market based inputs or unobservable inputs that are corroborated by market data; and

•	Level 3: includes fair values estimated using unobservable inputs that are not corroborated by market data.

The following methods and assumptions were used by the Company in estimating its fair value disclosure for financial instruments:

Long-term debt excluding the fair value hedge-Fair values are based on quoted market values and so classified as Level 1 measurements.

Derivative financial instruments-Market values have been used to determine the fair value of interest rate swaps and forward foreign exchange contracts based on estimated amounts the Company would receive or have to pay to terminate the agreements, taking into account the current interest rate environment or current foreign currency forward rates.

Recurring basis

The following table presents, for each of the fair-value hierarchy levels, the Company's assets and liabilities that are measured at fair value on a recurring basis.

	December 31, 2012
	Quoted prices in active markets for identical assets	Significant other observable inputs	Significant other unobservable inputs
	Level 1	Level 2	Level 3	Total
		(millions)
Assets at fair value:
Cash and cash equivalents	$500	$—	$—	$500
Fiduciary funds (included within Fiduciary assets)	1,796	—	—	1,796
Derivative financial instruments	—	31	—	31
Total assets	$2,296	$31	$—	$2,327
Liabilities at fair value:
Changes in fair value of hedged debt(i)	$—	$18	$—	$18
Total liabilities	$—	$18	$—	$18
_________________________________

(i)	Changes in the fair value of the underlying hedged debt instrument since inception of the hedging relationship are included in long-term debt.

Willis Group Holdings plc

27. FAIR VALUE MEASUREMENTS (Continued)

	December 31, 2011
	Quoted prices in active markets for identical assets	Significant other observable inputs	Significant other unobservable inputs
	Level 1	Level 2	Level 3	Total
		(millions)
Assets at fair value:
Cash and cash equivalents	$436	$—	$—	$436
Fiduciary funds (included within Fiduciary assets)	1,688	—	—	1,688
Derivative financial instruments	—	52	—	52
Total assets	$2,124	$52	$—	$2,176
Liabilities at fair value:
Derivative financial instruments	$—	$11	$—	$11
Changes in fair value of hedged debt(i)	—	20	—	20
Total liabilities	$—	$31	$—	$31
_________________________________

(i)	Changes in the fair value of the underlying hedged debt instrument since inception of the hedging relationship are included in long-term debt.

The estimated fair value of the Company’s financial instruments held or issued to finance the Company’s operations is summarized below. Certain estimates and judgments were required to develop the fair value amounts. The fair value amounts shown below are not necessarily indicative of the amounts that the Company would realize upon disposition nor do they indicate the Company’s intent or ability to dispose of the financial instrument.

	December 31,
	2012		2011
	Carrying amount	Fair value	Carrying amount	Fair value
		(millions)
Assets:
Derivative financial instruments	$31	$31	$52	$52
Liabilities:
Short-term debt	$15	$15	$15	$15
Long-term debt	2,338	2,576	2,354	2,499
Derivative financial instruments	—	—	11	11

Notes to the financial statements

27. FAIR VALUE MEASUREMENTS (Continued)

Non-recurring basis

The remeasurement of goodwill is classified as non-recurring level 3 fair value assessment due to the significance of unobservable inputs developed using company-specific information. The Company recognized an impairment charge in its North America reporting unit during 2012. The pre-tax impairment charge of $492 million was recognized as a result of the Company's annual goodwill impairment testing performed as of October 1, 2012, which reduced the carrying value of the North America reporting unit goodwill as of that date of $1,782 million to its implied fair value of $1,290 million.

The Company used the income approach to measure the fair value of the North America reporting unit which involves calculating the fair value of a reporting unit based on the present value of the estimated future cash flows. Cash flow projections were based on management's estimates of revenue growth rates and operating margins, taking into consideration industry and market conditions and the uncertainty related to the business's ability to execute on the projected cash flows. The discount rate used was based on the weighted-average cost of capital adjusted for the relevant risk associated with the market participant expectations of characteristics of the individual reporting units. The unobservable inputs used to fair value this reporting unit include projected revenue growth rates, profitability and the market participant assumptions within the discount rate.

The inputs used to measure the fair value of the intangibles assets of the North America reporting unit in step two of the impairment test were largely unobservable, and accordingly, are also classified as Level 3. The fair value was estimated using a multiple period excess earnings method, which is based on management's cash flow projections of revenue growth rates, operating margins and expected customer attrition, taking into consideration industry and market conditions. The discount rate used in the fair value calculations for the intangibles was based on a weighted average cost of capital adjusted for the relevant risk associated with those assets. The unobservable inputs used in these valuations include projected revenue growth rates, and the market participant assumptions within the discount rate. For more information on this impairment measured as a nonrecurring fair value adjustment, see Note 13 - Goodwill.

28.	SEGMENT INFORMATION
During the periods presented, the Company operated through three segments: Global, North America and International. Global provides specialist brokerage and consulting services to clients worldwide for specific industrial and commercial activities and is organized by specialism. North America and International predominantly comprise our retail operations which provide services to small, medium and large corporations, accessing Global’s specialist expertise when required.
The Company evaluates the performance of its segments based on organic commissions and fees growth and operating income. For internal reporting and segmental reporting, the following items for which segmental management are not held accountable are excluded from segmental expenses:

(i)	costs of the holding company;

(ii)	foreign exchange loss from the devaluation of the Venezuelan currency;

(iii)
foreign exchange hedging activities, foreign exchange movements on the UK pension plan asset, foreign exchange gains and losses from currency purchases and sales, and foreign exchange movements on internal exposures;

(iv)	amortization of intangible assets;

(v)	gains and losses on the disposal of operations;

(vi)	significant legal and regulatory settlements which are managed centrally;

(vii)	costs associated with the 2011 Operational Review;

(viii)	write-off of uncollectible accounts receivable balance and associated legal fees arising in Chicago due to fraudulent overstatement of commissions and fees;

Willis Group Holdings plc

(ix)	additional accrual recognized following the change in remuneration policy;

(x)	write-off of unamortized cash retention awards following decision to eliminate repayment requirement on past awards; and

(xi)	goodwill impairment charge.
The accounting policies of the segments are consistent with those described in Note 2 — 'Basis of Presentation and Significant Accounting Policies'. There are no inter-segment revenues, with segments operating on a revenue-sharing basis equivalent to that used when sharing business with other third-party brokers.
Selected information regarding the Company’s segments is as follows:

	Commissions and fees	Investment income	Other income	Total revenues	Depreciation and amortization	Operating income (loss)	Interest in earnings of associates, net of tax
				(millions)
Year Ended December 31, 2012
Global	$1,124	$5	$—	$1,129	$27	$372	$—
North America	1,306	3	4	1,313	31	240	—
International	1,028	10	—	1,038	21	183	5
Total Retail	2,334	13	4	2,351	52	423	5
Total Operating Segments	3,458	18	4	3,480	79	795	5
Corporate and Other(i)	—	—	—	—	59	(1,004)	—
Total Consolidated	$3,458	$18	$4	$3,480	$138	$(209)	$5
Year Ended December 31, 2011
Global	$1,073	$9	$—	$1,082	$23	$352	$—
North America	1,314	7	2	1,323	28	271	—
International	1,027	15	—	1,042	18	221	12
Total Retail	2,341	22	2	2,365	46	492	12
Total Operating Segments	3,414	31	2	3,447	69	844	12
Corporate and Other(i)	—	—	—	—	73	(278)	—
Total Consolidated	$3,414	$31	$2	$3,447	$142	$566	$12
Year Ended December 31, 2010
Global	$987	$9	$—	$996	$18	$320	$—
North America	1,369	15	1	1,385	23	320	—
International	937	14	—	951	22	226	23
Total Retail	2,306	29	1	2,336	45	546	23
Total Operating Segments	3,293	38	1	3,332	63	866	23
Corporate and Other(i)	—	—	—	—	82	(113)	—
Total Consolidated	$3,293	$38	$1	$3,332	$145	$753	$23
_________________________________

(i)	See the following table for an analysis of the ‘Corporate and other’ line.

Notes to the financial statements

28. SEGMENT INFORMATION (Continued)

	Years ended December 31,
	2012	2011	2010
	(millions)
Amortization of intangible assets	$(59)	$(68)	$(82)
Additional incentive accrual for change in remuneration policy (a)	(252)	—	—
Write-off of unamortized cash retention awards debtor (b)	(200)	—	—
Goodwill impairment charge (c)	(492)	—	—
India joint venture settlement (d)	(11)	—	—
Insurance recovery (e)	10	—	—
Write-off of uncollectible accounts receivable balance in Chicago (f)	(13)	(22)	—
Net gain (loss) on disposal of operations (d)	(3)	4	(2)
Foreign exchange hedging	8	5	(16)
Foreign exchange gain (loss) on the UK pension plan asset	(1)	—	3
2011 Operational Review	—	(180)	—
FSA regulatory settlement	—	(11)	—
Venezuela currency devaluation	—	—	(12)
Other(g)	9	(6)	(4)
Total Corporate and Other	$(1,004)	$(278)	$(113)
_________________________________

(a)	Additional incentive accrual recognized following the replacement of annual incentive awards with annual cash bonuses which will not feature a repayment requirement.

(b)	Write-off of unamortized cash retention awards following decision to eliminate the repayment requirement on past awards.

(c)	Non-cash charge recognized related to the impairment of the carrying value of the North America reporting unit's goodwill.

(d)
$11 million settlement with former partners related to the termination of a joint venture arrangement in India. In addition, a $1 million loss on disposal of operations was recorded related to the termination.

(e)	Insurance recovery, recorded in Other operating expenses, related to a previously disclosed fraudulent activity in Chicago, discussed above.

(f)
In early 2012 the Company identified an uncollectible accounts receivable balance of approximately $28 million in Chicago due to fraudulent overstatements of Commissions and fees.  For the year ended December 31, 2011, the Company recorded an estimate of the misstatement of Commissions and fees from prior periods by recognizing in the fourth quarter of 2011 a $22 million charge to Other operating expenses to write off the uncollectible receivable at January 1, 2011.

The Company concluded its internal investigation into these matters in the three months ended March 31, 2012 and identified an additional $12 million in fraudulent overstatement of Commissions and fees, and has corrected the additional misstatement by recognizing a $13 million charge (including legal expenses) to Other operating expenses in the first quarter of 2012. The above amount represents the additional charge taken.

(g)	Other includes $7 million (2011: $12 million, 2010: $7 million) from the release of funds and reserves related to potential legal liabilities.
The following table reconciles total consolidated operating income, as disclosed in the operating segment tables above, to consolidated income from continuing operations before income taxes and interest in earnings of associates.

	Years ended December 31,
	2012	2011	2010
	(millions)
Total consolidated operating income	$(209)	$566	$753
Make-whole on repurchase and redemption of senior notes and write-off of unamortized debt issuance costs	—	(171)	—
Interest expense	(128)	(156)	(166)
(Loss) income from continuing operations before income taxes and interest in earnings of associates	$(337)	$239	$587

Willis Group Holdings plc

28. SEGMENT INFORMATION (Continued)

The Company does not currently provide asset information by reportable segment as it does not routinely evaluate the total asset position by segment, and as such, no segmental analysis of assets has been disclosed. Segments are evaluated on organic commissions and fees growth and operating margin.
Segment revenue by product is as follows:

	Years ended December 31,
	2012	2011	2010	2012	2011	2010	2012	2011	2010	2012	2011	2010
	Global			North America			International			Total
	(millions)
Commissions and fees:
Retail insurance services	$—	$—	$—	$1,306	$1,314	$1,369	$1,028	$1,027	$937	$2,334	$2,341	$2,306
Specialty insurance services	1,124	1,073	987	—	—	—	—	—	—	1,124	1,073	987
Total commissions and fees	1,124	1,073	987	1,306	1,314	1,369	1,028	1,027	937	3,458	3,414	3,293
Investment income	5	9	9	3	7	15	10	15	14	18	31	38
Other income	—	—	—	4	2	1	—	—	—	4	2	1
Total Revenues	$1,129	$1,082	$996	$1,313	$1,323	$1,385	$1,038	$1,042	$951	$3,480	$3,447	$3,332

None of the Company’s customers represented more than 10 percent of the Company’s consolidated commissions and fees for the years ended December 31, 2012, 2011 and 2010.
Information regarding the Company’s geographic locations is as follows:

	Years Ended December 31,
	2012	2011	2010
	(millions)
Commissions and fees(i)
UK	$980	$963	$902
US	1,484	1,461	1,503
Other(ii)	994	990	888
Total	$3,458	$3,414	$3,293

	December 31,
	2012	2011
	(millions)
Fixed assets
UK	$218	$171
US	207	194
Other(ii)	43	41
Total	$468	$406
_________________________________

(i)	Commissions and fees are attributed to countries based upon the location of the subsidiary generating the revenue.

(ii)
Other than in the United Kingdom and the United States, the Company does not conduct business in any country in which its commissions and fees and/or fixed assets exceed 10 percent of consolidated commissions and fees and/or fixed assets, respectively.

Notes to the financial statements

29.	SUBSIDIARY UNDERTAKINGS
The Company has investments in the following subsidiary undertakings which principally affect the net income or net assets of the Group.
A full list of the Group’s subsidiary undertakings is included within the Company’s annual return.

Subsidiary name	Country of registration	Class of share	Percentage ownership
Holding companies
TAI Limited	England and Wales	Ordinary shares	100%
Trinity Acquisition plc	England and Wales	Ordinary shares	100%
Willis Faber Limited	England and Wales	Ordinary shares	100%
Willis Group Limited	England and Wales	Ordinary shares	100%
Willis Investment UK Holdings Limited	England and Wales	Ordinary shares	100%
Willis Netherlands Holdings B.V.	Netherlands	Ordinary shares	100%
Willis Europe B.V.	England and Wales	Ordinary shares	100%
Insurance broking companies
Willis HRH, Inc.	USA	Common shares	100%
Willis Limited	England and Wales	Ordinary shares	100%
Willis North America, Inc.	USA	Common shares	100%
Willis Re, Inc.	USA	Common shares	100%

Willis Group Holdings plc

30.	FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES
Willis North America Inc. (‘Willis North America’) has $350 million senior notes outstanding that were issued on July 1, 2005. Willis North America issued a further $600 million of senior notes on March 28, 2007 and another $300 million on September 29, 2009.
All direct obligations under the senior notes are jointly and severally, irrevocably and fully and unconditionally guaranteed by Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Trinity Acquisition plc and Willis Group Limited, collectively the 'Other Guarantors', and with Willis Group Holdings, the 'Guarantor Companies'.
The debt securities that were issued by Willis North America and guaranteed by the entities described above, and for which the disclosures set forth below relate and are required under applicable SEC rules, were issued under an effective registration statement.
Presented below is condensed consolidating financial information for:

(i)	Willis Group Holdings, which is a guarantor, on a parent company only basis;

(ii)	the Other Guarantors, which are all 100 percent directly or indirectly owned subsidiaries of the parent and are all direct or indirect parents of the issuer;

(iii)	the Issuer, Willis North America;

(iv)	Other, which are the non-guarantor subsidiaries, on a combined basis;

(v)	Consolidating adjustments; and

(vi)	the Consolidated Company.
The equity method has been used for investments in subsidiaries in the condensed consolidating balance sheets for the year ended December 31, 2012 of Willis Group Holdings, the Other Guarantors and the Issuer. Investments in subsidiaries in the condensed consolidating balance sheet for Other represents the cost of investment in subsidiaries recorded in the parent companies of the non-guarantor subsidiaries.
The entities included in the Other Guarantors column for the year ended December 31, 2012 are Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, Trinity Acquisition plc, TA I Limited and Willis Group Limited.

Notes to the financial statements

30. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year Ended December 31, 2012
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
REVENUES
Commissions and fees	$—	$—	$—	$3,458	$—	$3,458
Investment income	—	11	1	17	(11)	18
Other income	—	—	—	97	(93)	4
Total revenues	—	11	1	3,572	(104)	3,480
EXPENSES
Salaries and benefits	(2)	—	(96)	(2,377)	—	(2,475)
Other operating expenses	(4)	(82)	(79)	(419)	3	(581)
Depreciation expense	—	(1)	(15)	(63)	—	(79)
Amortization of intangible assets	—	—	—	(71)	12	(59)
Goodwill impairment charge	—	—		(492)	—	(492)
Net loss on disposal of operations	—	—	—	(28)	25	(3)
Total expenses	(6)	(83)	(190)	(3,450)	40	(3,689)
OPERATING (LOSS) INCOME	(6)	(72)	(189)	122	(64)	(209)
Investment income from Group undertakings	6	1,078	254	220	(1,558)	—
Interest expense	(43)	(239)	(155)	(277)	586	(128)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(43)	767	(90)	65	(1,036)	(337)
Income taxes	—	28	34	(166)	3	(101)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(43)	795	(56)	(101)	(1,033)	(438)
Interest in earnings of associates, net of tax	—	—	—	(4)	9	5
Equity account for subsidiaries	(403)	(1,184)	(172)	—	1,759	—
LOSS FROM CONTINUING OPERATIONS	(446)	(389)	(228)	(105)	735	(433)
Discontinued operations, net of tax	—	—	—	—	—	—
NET LOSS	(446)	(389)	(228)	(105)	735	(433)
Less: Net loss attributable to noncontrolling interests	—	—	—	(13)	—	(13)
NET LOSS ATTRIBUTABLE TO WILLIS GROUP HOLDINGS	$(446)	$(389)	$(228)	$(118)	$735	$(446)

Willis Group Holdings plc

30. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Comprehensive Income

	Year Ended December 31, 2012
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
Comprehensive loss	$(552)	$(486)	$(263)	$(213)	$975	$(539)
Less: Comprehensive income attributable to noncontrolling interests	—	—	—	(13)	—	(13)
Comprehensive loss attributable to Willis Group Holdings	$(552)	$(486)	$(263)	$(226)	$975	$(552)

Notes to the financial statements

30. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year Ended December 31, 2011
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
REVENUES
Commissions and fees	$—	$—	$—	$3,414	$—	$3,414
Investment income	—	11	2	29	(11)	31
Other income	—	—	—	24	(22)	2
Total revenues	—	11	2	3,467	(33)	3,447
EXPENSES
Salaries and benefits	(3)	—	(69)	(2,015)	—	(2,087)
Other operating expenses	(17)	32	(98)	(571)	(2)	(656)
Depreciation expense	—	—	(14)	(60)	—	(74)
Amortization of intangible assets	—	—	—	(74)	6	(68)
Net gain on disposal of operations	—	—	—	7	(3)	4
Total expenses	(20)	32	(181)	(2,713)	1	(2,881)
OPERATING (LOSS) INCOME	(20)	43	(179)	754	(32)	566
Investment income from Group undertakings	35	406	341	(157)	(625)	—
Make-whole on repurchase and redemption of senior notes and write-off of unamortized debt issuance costs	—	(171)	—	—	—	(171)
Interest expense	(34)	(251)	(159)	(332)	620	(156)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(19)	27	3	265	(37)	239
Income taxes	—	56	27	(117)	2	(32)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(19)	83	30	148	(35)	207
Interest in earnings of associates, net of tax	—	—	—	4	8	12
Equity account for subsidiaries	223	91	(66)	—	(248)	—
INCOME (LOSS) FROM CONTINUING OPERATIONS	204	174	(36)	152	(275)	219
Discontinued operations, net of tax	—	—	—	1	—	1
NET INCOME (LOSS)	204	174	(36)	153	(275)	220
Less: Net income attributable to noncontrolling interests	—	—	—	(16)	—	(16)
NET INCOME (LOSS) ATTRIBUTABLE TO WILLIS GROUP HOLDINGS	$204	$174	$(36)	$137	$(275)	$204

Willis Group Holdings plc

30. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Comprehensive Income

	Year Ended December 31, 2011
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
Comprehensive income (loss)	$1	$(24)	$(117)	$(50)	$206	$16
Less: Comprehensive income attributable to noncontrolling interests	—	—	—	(15)	—	(15)
Comprehensive income (loss) attributable to Willis Group Holdings	$1	$(24)	$(117)	$(65)	$206	$1

Notes to the financial statements

30. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year Ended December 31, 2010
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
REVENUES
Commissions and fees	$—	$—	$—	$3,293	$—	$3,293
Investment income	—	10	2	36	(10)	38
Other income	—	—	—	1	—	1
Total revenues	—	10	2	3,330	(10)	3,332
EXPENSES
Salaries and benefits	—	—	(65)	(1,818)	15	(1,868)
Other operating expenses	335	(10)	(45)	(825)	(19)	(564)
Depreciation expense	—	—	(9)	(54)	—	(63)
Amortization of intangible assets	—	—	—	(82)	—	(82)
Net (loss) gain on disposal of operations	(347)	—	—	350	(5)	(2)
Total expenses	(12)	(10)	(119)	(2,429)	(9)	(2,579)
OPERATING (LOSS) INCOME	(12)	—	(117)	901	(19)	753
Investment income from Group undertakings	—	1,683	356	952	(2,991)	—
Interest expense	—	(423)	(157)	(374)	788	(166)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(12)	1,260	82	1,479	(2,222)	587
Income taxes	—	16	29	(186)	1	(140)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(12)	1,276	111	1,293	(2,221)	447
Interest in earnings of associates, net of tax	—	—	—	16	7	23
Equity account for subsidiaries	467	(823)	(76)	—	432	—
INCOME FROM CONTINUING OPERATIONS	455	453	35	1,309	(1,782)	470
Discontinued operations, net of tax	—	—	—	—	—	—
NET INCOME	455	453	35	1,309	(1,782)	470
Less: Net income attributable to noncontrolling interests	—	—	—	(15)	—	(15)
NET INCOME ATTRIBUTABLE TO WILLIS GROUP HOLDINGS	$455	$453	$35	$1,294	$(1,782)	$455

Willis Group Holdings plc

30. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Comprehensive Income

	Year Ended December 31, 2010
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
Comprehensive income	$508	$501	$18	$1,375	$(1,881)	$521
Less: Comprehensive income attributable to noncontrolling interests	—	—	—	(13)	—	(13)
Comprehensive income attributable to Willis Group Holdings	$508	$501	$18	$1,362	$(1,881)	$508

Notes to the financial statements

30. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2012
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1	$—	$—	$499	$—	$500
Accounts receivable, net	—	—	—	904	29	933
Fiduciary assets	—	—	—	10,071	(800)	9,271
Deferred tax assets	1	—	—	18	(6)	13
Other current assets	1	65	38	241	(164)	181
Total current assets	3	65	38	11,733	(941)	10,898
Investments in subsidiaries	(1,542)	2,493	553	3,824	(5,328)	—
Amounts owed by (to) Group undertakings	4,091	(3,959)	687	(819)	—	—
NON-CURRENT ASSETS
Fixed assets, net	—	11	63	395	(1)	468
Goodwill	—	—	—	1,226	1,601	2,827
Other intangible assets, net	—	—	—	484	(99)	385
Investments in associates	—	—	—	(53)	227	174
Deferred tax assets	—	—	—	42	(24)	18
Pension benefits asset	—	—	—	136	—	136
Other non-current assets	5	134	41	157	(131)	206
Total non-current assets	5	145	104	2,387	1,573	4,214
TOTAL ASSETS	$2,557	$(1,256)	$1,382	$17,125	$(4,696)	$15,112
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Fiduciary liabilities	$—	$—	$—	$10,071	$(800)	$9,271
Deferred revenue and accrued expenses	2	—	—	543	(4)	541
Income taxes payable	—	25	—	120	(126)	19
Short-term debt and current portion of long-term debt	—	15	—	—	—	15
Deferred tax liabilities	1	—	—	25	(5)	21
Other current liabilities	60	—	73	216	(22)	327
Total current liabilities	63	40	73	10,975	(957)	10,194
NON-CURRENT LIABILITIES
Long-term debt	795	274	1,268	1	—	2,338
Liabilities for pension benefits	—	—	—	282	—	282
Deferred tax liabilities	—	—	—	42	(24)	18
Provisions for liabilities	—	—	—	188	(8)	180
Other non-current liabilities	—	5	7	363	—	375
Total non-current liabilities	795	279	1,275	876	(32)	3,193
TOTAL LIABILITIES	$858	$319	$1,348	$11,851	$(989)	$13,387
EQUITY
Total Willis Group Holdings stockholders’ equity	1,699	(1,575)	34	5,248	(3,707)	1,699
Noncontrolling interests	—	—	—	26	—	26
Total equity	1,699	(1,575)	34	5,274	(3,707)	1,725
TOTAL LIABILITIES AND EQUITY	$2,557	$(1,256)	$1,382	$17,125	$(4,696)	$15,112

Willis Group Holdings plc

30. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2011
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—	$—	$163	$273	$—	$436
Accounts receivable, net	2	—	3	877	28	910
Fiduciary assets	—	—	—	9,941	(603)	9,338
Deferred tax assets	—	1	—	43	—	44
Other current assets	1	52	21	271	(86)	259
Total current assets	3	53	187	11,405	(661)	10,987
Investments in subsidiaries	(1,023)	3,778	1,482	3,848	(8,085)	—
Amounts owed by (to) Group undertakings	4,354	(4,716)	476	(114)	—	—
NON-CURRENT ASSETS
Fixed assets, net	—	4	59	345	(2)	406
Goodwill	—	—	—	1,704	1,591	3,295
Other intangible assets, net	—	—	—	435	(15)	420
Investments in associates	—	—	—	(45)	215	170
Deferred tax assets	—	—	—	22	—	22
Pension benefits asset	—	—	—	145	—	145
Other non-current assets	5	170	43	192	(127)	283
Total non-current assets	5	174	102	2,798	1,662	4,741
TOTAL ASSETS	$3,339	$(711)	$2,247	$17,937	$(7,084)	$15,728
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Fiduciary liabilities	$—	$—	$—	$9,941	$(603)	$9,338
Deferred revenue and accrued expenses	2	—	—	318	—	320
Income taxes payable	—	40	—	30	(55)	15
Short-term debt and current portion of long-term debt	—	11	—	4	—	15
Deferred tax liabilities	—	—	1	25	—	26
Other current liabilities	56	11	57	185	(27)	282
Total current liabilities	58	62	58	10,503	(685)	9,996
NON-CURRENT LIABILITIES
Long-term debt	795	289	1,270	—	—	2,354
Liabilities for pension benefits	—	—	—	270	—	270
Deferred tax liabilities	—	5	35	(9)	1	32
Provisions for liabilities	—	—	—	198	(2)	196
Other non-current liabilities	—	9	9	345	—	363
Total non-current liabilities	795	303	1,314	804	(1)	3,215
TOTAL LIABILITIES	$853	$365	$1,372	$11,307	$(686)	$13,211
EQUITY
Total Willis Group Holdings stockholders’ equity	2,486	(1,076)	875	6,599	(6,398)	2,486
Noncontrolling interests	—	—	—	31	—	31
Total equity	2,486	(1,076)	875	6,630	(6,398)	2,517
TOTAL LIABILITIES AND EQUITY	$3,339	$(711)	$2,247	$17,937	$(7,084)	$15,728

Notes to the financial statements

30. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2012
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(42)	$780	$69	$431	$(713)	$525
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	—	—	5	—	5
Additions to fixed assets	—	(7)	(19)	(109)		(135)
Acquisitions of subsidiaries, net of cash acquired	—	—	—	(33)	—	(33)
Payments to acquire other investments	—	—	—	(7)	—	(7)
Additions to intangible assets	—	—	—	(2)	—	(2)
Proceeds from sale of continuing operations, net of cash disposed	—	—	—	—	—	—
Net cash used in investing activities	—	(7)	(19)	(146)	—	(172)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issue of other debt	—	1	—	—	—	1
Repayments of debt	—	(15)	—	—	—	(15)
Repurchase of shares	(100)	—	—	—	—	(100)
Proceeds from issue of shares	53	—	—	—	—	53
Excess tax benefits from share-based payment arrangements	—	—	—	2	—	2
Amounts owed by/to Group undertakings	275	(759)	(213)	697	—	—
Dividends paid	(185)	—	—	(713)	713	(185)
Proceeds from sale of noncontrolling interests	—	—	—	3	—	3
Acquisition of noncontrolling interests	—	—	—	(39)	—	(39)
Dividends paid to noncontrolling interests	—	—	—	(11)	—	(11)
Net cash provided by (used in) financing activities	43	(773)	(213)	(61)	713	(291)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1	—	(163)	224	—	62
Effect of exchange rate changes on cash and cash equivalents	—	—	—	2	—	2
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—	—	163	273	—	436
CASH AND CASH EQUIVALENTS, END OF YEAR	$1	$—	$—	$499	$—	$500

Willis Group Holdings plc

30. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2011
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(41)	$184	$88	$1,269	$(1,061)	$439
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	—	—	13	—	13
Additions to fixed assets	—	(4)	(21)	(86)	—	(111)
Acquisitions of subsidiaries, net of cash acquired	—	—	—	(10)	—	(10)
Acquisitions of investments in associates	—	—	—	(2)	—	(2)
Payments to acquire other investments	—	—	—	(5)	—	(5)
Proceeds from sale of discontinued operations, net of cash disposed	—	—	—	14	—	14
Net cash used in investing activities	—	(4)	(21)	(76)	—	(101)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from draw down of revolving credit facility	—	—	(90)	—	—	(90)
Senior notes issued	794	—	—	—	—	794
Debt issuance costs	(7)	(5)	—	—	—	(12)
Proceeds from issue of term loan	—	300	—	—	—	300
Repayments of debt	—	(500)	(411)	—	—	(911)
Make-whole on repurchase and redemption of senior notes	—	(158)	—	—	—	(158)
Proceeds from issue of shares	60	—	—	—	—	60
Excess tax benefits from share-based payment arrangements	—	—	—	5	—	5
Amounts owed by/to Group undertakings	(626)	187	521	(82)	—	—
Dividends paid	(180)	—	—	(1,061)	1,061	(180)
Acquisition of noncontrolling interests	—	(4)	—	(5)	—	(9)
Dividends paid to noncontrolling interests	—	—	—	(13)	—	(13)
Net cash provided by (used in) financing activities	41	(180)	20	(1,156)	1,061	(214)
INCREASE IN CASH AND CASH EQUIVALENTS	—	—	87	37	—	124
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(4)	—	(4)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—	—	76	240	—	316
CASH AND CASH EQUIVALENTS, END OF YEAR	$—	$—	$163	$273	$—	$436

Notes to the financial statements

30. FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2010
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(9)	$1,170	$83	$1,572	$(2,327)	$489
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	—	—	10	—	10
Additions to fixed assets	—	—	(7)	(76)	—	(83)
Acquisitions of subsidiaries, net of cash acquired	—	—	—	(21)	—	(21)
Acquisitions of investments in associates	—	—	—	(1)	—	(1)
Payments to acquire other investments	—	—	—	(1)	—	(1)
Proceeds from sale of continuing operations, net of cash disposed	—	—	—	2	—	2
Net cash (used in) provided by investing activities	—	—	(7)	(87)	—	(94)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from draw down of revolving credit facility	—	—	90	—	—	90
Repayments of debt	—	—	(200)	(9)	—	(209)
Proceeds from issue of shares	36	—	—	—	—	36
Amounts owed by/to Group undertakings	106	(317)	6	205	—	—
Excess tax benefits from share-based payment arrangements	—	—	—	2	—	2
Dividends paid	(133)	(849)	—	(1,521)	2,327	(176)
Acquisition of noncontrolling interests	—	(4)	—	(6)	—	(10)
Dividends paid to noncontrolling interests	—	—	—	(26)	—	(26)
Net cash provided by (used in) financing activities	9	(1,170)	(104)	(1,355)	2,327	(293)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	—	—	(28)	130	—	102
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(7)	—	(7)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—	—	104	117	—	221
CASH AND CASH EQUIVALENTS, END OF YEAR	$—	$—	$76	$240	$—	$316

Willis Group Holdings plc

31.	FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES
On March 17, 2011, the Company issued senior notes totaling $800 million in a registered public offering. These debt securities were issued by Willis Group Holdings (‘Holdings Debt Securities’) and are guaranteed by certain of the Company’s subsidiaries. Therefore, the Company is providing the condensed consolidating financial information below. The following 100 percent directly or indirectly owned subsidiaries fully and unconditionally guarantee the Holdings Debt Securities on a joint and several basis: Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Trinity Acquisition plc, Willis Group Limited and Willis North America (the ‘Guarantors’).
The guarantor structure described above differs from the guarantor structure associated with the senior notes issued by Willis North America (the ‘Willis North America Debt Securities’) (and for which condensed consolidating financial information is presented in Note 30) in that Willis Group Holdings is the Parent Issuer and Willis North America is a subsidiary guarantor.
Presented below is condensed consolidating financial information for:

(i)	Willis Group Holdings, which is the Parent Issuer;

(ii)	the Guarantors, which are all 100 percent directly or indirectly owned subsidiaries of the parent;

(iii)	Other, which are the non-guarantor subsidiaries, on a combined basis;

(iv)	Consolidating adjustments; and

(v)	the Consolidated Company.
The equity method has been used for investments in subsidiaries in the condensed consolidating balance sheets for the year ended December 31, 2012 of Willis Group Holdings and the Guarantors. Investments in subsidiaries in the condensed consolidating balance sheet for Other, represents the cost of investment in subsidiaries recorded in the parent companies of the non-guarantor subsidiaries.
The entities included in the Guarantors column for the year ended December 31, 2012 are Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Trinity Acquisition plc, Willis Group Limited and Willis North America.

Notes to the financial statements

31. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year Ended December 31, 2012
	Willis Group Holdings — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
REVENUES
Commissions and fees	$—	$—	$3,458	$—	$3,458
Investment income	—	12	17	(11)	18
Other income	—	—	97	(93)	4
Total revenues	—	12	3,572	(104)	3,480
EXPENSES
Salaries and benefits	(2)	(96)	(2,377)	—	(2,475)
Other operating expenses	(4)	(161)	(419)	3	(581)
Depreciation expense	—	(16)	(63)	—	(79)
Amortization of intangible assets	—	—	(71)	12	(59)
Goodwill impairment charge	—	—	(492)	—	(492)
Net loss on disposal of operations	—	—	(28)	25	(3)
Total expenses	(6)	(273)	(3,450)	40	(3,689)
OPERATING (LOSS) INCOME	(6)	(261)	122	(64)	(209)
Investment income from Group undertakings	6	1,332	220	(1,558)	—
Interest expense	(43)	(394)	(277)	586	(128)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(43)	677	65	(1,036)	(337)
Income taxes	—	62	(166)	3	(101)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(43)	739	(101)	(1,033)	(438)
Interest in earnings of associates, net of tax	—	—	(4)	9	5
Equity account for subsidiaries	(403)	(1,128)	—	1,531	—
LOSS FROM CONTINUING OPERATIONS	(446)	(389)	(105)	507	(433)
Discontinued operations, net of tax	—	—	—	—	—
NET LOSS	(446)	(389)	(105)	507	(433)
Less: Net income attributable to noncontrolling interests	—	—	(13)	—	(13)
NET LOSS ATTRIBUTABLE TO WILLIS GROUP HOLDINGS	$(446)	$(389)	$(118)	$507	$(446)

Willis Group Holdings plc

31. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Comprehensive Income

	Year Ended December 31, 2012
	Willis Group Holdings—the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
Comprehensive loss	$(552)	$(486)	$(213)	$712	$(539)
Less: Comprehensive income attributable to noncontrolling interests	—	—	(13)	—	(13)
Comprehensive loss attributable to Willis Group Holdings	$(552)	$(486)	$(226)	$712	$(552)

Notes to the financial statements

31. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year Ended December 31, 2011
	Willis Group Holdings — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
REVENUES
Commissions and fees	$—	$—	$3,414	$—	$3,414
Investment income	—	13	29	(11)	31
Other income	—	—	24	(22)	2
Total revenues	—	13	3,467	(33)	3,447
EXPENSES
Salaries and benefits	(3)	(69)	(2,015)	—	(2,087)
Other operating expenses	(17)	(66)	(571)	(2)	(656)
Depreciation expense	—	(14)	(60)	—	(74)
Amortization of intangible assets	—	—	(74)	6	(68)
Net gain on disposal of operations	—	—	7	(3)	4
Total expenses	(20)	(149)	(2,713)	1	(2,881)
OPERATING (LOSS) INCOME	(20)	(136)	754	(32)	566
Investment income from Group undertakings	35	747	(157)	(625)	—
Make-whole on repurchase and redemption of senior notes and write-off of unamortized debt issuance costs	—	(171)	—	—	(171)
Interest expense	(34)	(410)	(332)	620	(156)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(19)	30	265	(37)	239
Income taxes	—	83	(117)	2	(32)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(19)	113	148	(35)	207
Interest in earnings of associates, net of tax	—	—	4	8	12
Equity account for subsidiaries	223	61	—	(284)	—
INCOME FROM CONTINUING OPERATIONS	204	174	152	(311)	219
Discontinued operations, net of tax	—	—	1	—	1
NET INCOME	204	174	153	(311)	220
Less: Net income attributable to noncontrolling interests	—	—	(16)	—	(16)
NET INCOME ATTRIBUTABLE TO WILLIS GROUP HOLDINGS	$204	$174	$137	$(311)	$204

Willis Group Holdings plc

31. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Comprehensive Income

	Year Ended December 31, 2011
	Willis Group Holdings—the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
Comprehensive income (loss)	$1	$(24)	$(50)	$89	$16
Less: Comprehensive income attributable to noncontrolling interests	—	—	(15)	—	(15)
Comprehensive income (loss) attributable to Willis Group Holdings	$1	$(24)	$(65)	$89	$1

Notes to the financial statements

31. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year Ended December 31, 2010
	Willis Group Holdings — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
REVENUES
Commissions and fees	$—	$—	$3,293	$—	$3,293
Investment income	—	12	36	(10)	38
Other income	—	—	1	—	1
Total revenues	—	12	3,330	(10)	3,332
EXPENSES
Salaries and benefits	—	(65)	(1,818)	15	(1,868)
Other operating expenses	335	(55)	(825)	(19)	(564)
Depreciation expense	—	(9)	(54)	—	(63)
Amortization of intangible assets	—	—	(82)	—	(82)
Net (loss) gain on disposal of operations	(347)	—	350	(5)	(2)
Total expenses	(12)	(129)	(2,429)	(9)	(2,579)
OPERATING (LOSS) INCOME	(12)	(117)	901	(19)	753
Investment income from Group undertakings	—	2,039	952	(2,991)	—
Interest expense	—	(580)	(374)	788	(166)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(12)	1,342	1,479	(2,222)	587
Income taxes	—	45	(186)	1	(140)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(12)	1,387	1,293	(2,221)	447
Interest in earnings of associates, net of tax	—	—	16	7	23
Equity account for subsidiaries	467	(934)	—	467	—
INCOME FROM CONTINUING OPERATIONS	455	453	1,309	(1,747)	470
NET INCOME	455	453	1,309	(1,747)	470
Less: Net income attributable to noncontrolling interests	—	—	(15)	—	(15)
NET INCOME ATTRIBUTABLE TO WILLIS GROUP HOLDINGS	$455	$453	$1,294	$(1,747)	$455

Willis Group Holdings plc

31. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Comprehensive Income

	Year Ended December 31, 2010
	Willis Group Holdings—the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
Comprehensive income	$508	$501	$1,375	$(1,863)	$521
Less: Comprehensive income attributable to noncontrolling interests	—	—	(13)	—	(13)
Comprehensive income attributable to Willis Group Holdings	$508	$501	$1,362	$(1,863)	$508

Notes to the financial statements

31. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2012
	Willis Group Holdings — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1	$—	$499	$—	$500
Accounts receivable, net	—	—	904	29	933
Fiduciary assets	—	—	10,071	(800)	9,271
Deferred tax assets	1	—	18	(6)	13
Other current assets	1	103	241	(164)	181
Total current assets	3	103	11,733	(941)	10,898
Investments in subsidiaries	(1,542)	3,012	3,824	(5,294)	—
Amounts owed by (to) Group undertakings	4,091	(3,272)	(819)	—	—
NON-CURRENT ASSETS
Fixed assets, net	—	74	395	(1)	468
Goodwill	—	—	1,226	1,601	2,827
Other intangible assets, net	—	—	484	(99)	385
Investments in associates	—	—	(53)	227	174
Deferred tax assets	—	—	42	(24)	18
Pension benefits asset	—	—	136	—	136
Other non-current assets	5	175	157	(131)	206
Total non-current assets	5	249	2,387	1,573	4,214
TOTAL ASSETS	$2,557	$92	$17,125	$(4,662)	$15,112
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Fiduciary liabilities	$—	$—	$10,071	$(800)	$9,271
Deferred revenue and accrued expenses	2	—	543	(4)	541
Income taxes payable	—	25	120	(126)	19
Short-term debt and current portion of long-term debt	—	15	—	—	15
Deferred tax liabilities	1	—	25	(5)	21
Other current liabilities	60	73	216	(22)	327
Total current liabilities	63	113	10,975	(957)	10,194
NON-CURRENT LIABILITIES
Long-term debt	795	1,542	1	—	2,338
Liabilities for pension benefits	—	—	282	—	282
Deferred tax liabilities	—	—	42	(24)	18
Provisions for liabilities	—	—	188	(8)	180
Other non-current liabilities	—	12	363	—	375
Total non-current liabilities	795	1,554	876	(32)	3,193
TOTAL LIABILITIES	$858	$1,667	$11,851	$(989)	$13,387
EQUITY
Total Willis Group Holdings stockholders’ equity	1,699	(1,575)	5,248	(3,673)	1,699
Noncontrolling interests	—	—	26	—	26
Total equity	1,699	(1,575)	5,274	(3,673)	1,725
TOTAL LIABILITIES AND EQUITY	$2,557	$92	$17,125	$(4,662)	$15,112

Willis Group Holdings plc

31. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2011
	Willis Group Holdings — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—	$163	$273	$—	$436
Accounts receivable, net	2	3	877	28	910
Fiduciary assets	—	—	9,941	(603)	9,338
Deferred tax assets	—	1	43	—	44
Other current assets	1	73	271	(86)	259
Total current assets	3	240	11,405	(661)	10,987
Investments in subsidiaries	(1,023)	4,385	3,848	(7,210)	—
Amounts owed by (to) Group undertakings	4,354	(4,240)	(114)	—	—
NON-CURRENT ASSETS
Fixed assets, net	—	63	345	(2)	406
Goodwill	—	—	1,704	1,591	3,295
Other intangible assets, net	—	—	435	(15)	420
Investments in associates	—	—	(45)	215	170
Deferred tax assets	—	—	22	—	22
Pension benefits asset	—	—	145	—	145
Other non-current assets	5	213	192	(127)	283
Total non-current assets	5	276	2,798	1,662	4,741
TOTAL ASSETS	$3,339	$661	$17,937	$(6,209)	$15,728
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Fiduciary liabilities	$—	$—	$9,941	$(603)	$9,338
Deferred revenue and accrued expenses	2	—	318	—	320
Income taxes payable	—	40	30	(55)	15
Short-term debt and current portion of long-term debt	—	11	4	—	15
Deferred tax liabilities	—	1	25	—	26
Other current liabilities	56	68	185	(27)	282
Total current liabilities	58	120	10,503	(685)	9,996
NON-CURRENT LIABILITIES
Long-term debt	795	1,559	—	—	2,354
Liabilities for pension benefits	—	—	270	—	270
Deferred tax liabilities	—	40	(9)	1	32
Provisions for liabilities	—	—	198	(2)	196
Other non-current liabilities	—	18	345	—	363
Total non-current liabilities	795	1,617	804	(1)	3,215
TOTAL LIABILITIES	$853	$1,737	$11,307	$(686)	$13,211
EQUITY
Total Willis Group Holdings stockholders’ equity	2,486	(1,076)	6,599	(5,523)	2,486
Noncontrolling interests	—	—	31	—	31
Total equity	2,486	(1,076)	6,630	(5,523)	2,517
TOTAL LIABILITIES AND EQUITY	$3,339	$661	$17,937	$(6,209)	$15,728

Notes to the financial statements

31. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2012
	Willis Group Holdings — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(42)	$849	$431	$(713)	$525
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	—	5	—	5
Additions to fixed assets	—	(26)	(109)	—	(135)
Acquisitions of subsidiaries, net of cash acquired	—	—	(33)	—	(33)
Acquisitions of investments in associates	—	—	—	—	—
Payments to acquire other investments	—	—	(7)	—	(7)
Additions to intangible assets	—	—	(2)	—	(2)
Proceeds from disposal of continuing operations, net of cash disposed	—	—	—	—	—
Net cash used in investing activities	—	(26)	(146)	—	(172)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issue of other debt	—	1	—	—	1
Repayments of debt	—	(15)	—	—	(15)
Repurchase of shares	(100)	—	—	—	(100)
Proceeds from the issue of shares	53	—	—	—	53
Excess tax benefits from share-based payment arrangements	—	—	2	—	2
Amounts owed by/to Group undertakings	275	(972)	697	—	—
Dividends paid	(185)	—	(713)	713	(185)
Proceeds from sale of noncontrolling interests	—	—	3	—	3
Acquisition of noncontrolling interests	—	—	(39)	—	(39)
Dividends paid to noncontrolling interests	—	—	(11)	—	(11)
Net cash provided by (used in) financing activities	43	(986)	(61)	713	(291)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1	(163)	224	—	62
Effect of exchange rate changes on cash and cash equivalents	—	—	2	—	2
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—	163	273	—	436
CASH AND CASH EQUIVALENTS, END OF YEAR	$1	$—	$499	$—	$500

Willis Group Holdings plc

31. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2011
	Willis Group Holdings — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(41)	$272	$1,269	$(1,061)	$439
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	—	13	—	13
Additions to fixed assets	—	(25)	(86)	—	(111)
Acquisitions of subsidiaries, net of cash acquired	—	—	(10)	—	(10)
Acquisitions of investments in associates	—	—	(2)	—	(2)
Payments to acquire other investments	—	—	(5)	—	(5)
Proceeds from sale of discontinued operations, net of cash disposed	—	—	14	—	14
Net cash used in investing activities	—	(25)	(76)	—	(101)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments on revolving credit facility	—	(90)	—	—	(90)
Senior notes issued	794	—	—	—	794
Debt issuance costs	(7)	(5)	—	—	(12)
Proceeds from issue of term loan	—	300	—	—	300
Repayments of debt	—	(911)	—	—	(911)
Make-whole on repurchase and redemption of senior notes	—	(158)	—	—	(158)
Proceeds from the issue of shares	60	—	—	—	60
Excess tax benefits from share-based payment arrangements	—	—	5	—	5
Amounts owed by/to Group undertakings	(626)	708	(82)	—	—
Dividends paid	(180)	—	(1,061)	1,061	(180)
Acquisition of noncontrolling interests	—	(4)	(5)	—	(9)
Dividends paid to noncontrolling interests	—	—	(13)	—	(13)
Net cash provided by (used in) financing activities	41	(160)	(1,156)	1,061	(214)
INCREASE IN CASH AND CASH EQUIVALENTS	—	87	37	—	124
Effect of exchange rate changes on cash and cash equivalents	—	—	(4)	—	(4)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—	76	240	—	316
CASH AND CASH EQUIVALENTS, END OF YEAR	$—	$163	$273	$—	$436

Notes to the financial statements

31. FINANCIAL INFORMATION FOR PARENT ISSUER, GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2010
	Willis Group Holdings — the Parent Issuer	The Guarantors	Other	Consolidating adjustments	Consolidated
	(millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(9)	$1,253	$1,572	$(2,327)	$489
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	—	10	—	10
Additions to fixed assets	—	(7)	(76)	—	(83)
Acquisitions of subsidiaries, net of cash acquired	—	—	(21)	—	(21)
Acquisitions of investments in associates	—	—	(1)	—	(1)
Payments to acquire other investments	—	—	(1)	—	(1)
Proceeds from sale of continuing operations, net of cash disposed	—	—	2	—	2
Net cash used in investing activities	—	(7)	(87)	—	(94)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from draw down of revolving credit facility	—	90	—	—	90
Repayments of debt	—	(200)	(9)	—	(209)
Proceeds from issue of shares	36	—	—	—	36
Excess tax benefits from share-based payment arrangements	—	—	2	—	2
Amounts owed by/to Group undertakings	106	(311)	205	—	—
Dividends paid	(133)	(849)	(1,521)	2,327	(176)
Acquisition of noncontrolling interests	—	(4)	(6)	—	(10)
Dividends paid to noncontrolling interests	—	—	(26)	—	(26)
Net cash provided by (used in) financing activities	9	(1,274)	(1,355)	2,327	(293)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	—	(28)	130	—	102
Effect of exchange rate changes on cash and cash equivalents	—	—	(7)	—	(7)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—	104	117	—	221
CASH AND CASH EQUIVALENTS, END OF YEAR	$—	$76	$240	$—	$316

Willis Group Holdings plc

32.	QUARTERLY FINANCIAL DATA (UNAUDITED)
Quarterly financial data for 2012 and 2011 were as follows:

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
	(millions, except per share data)
2012
Total revenues	$1,013	$842	$754	$871
Total expenses	(696)	(663)	(684)	(1,646)
Net income (loss)	232	110	26	(801)
Net income (loss) attributable to Willis Group Holdings	225	108	26	(805)
Earnings per share — continuing operations
— Basic	$1.29	$0.62	$0.15	$(4.65)
— Diluted	$1.28	$0.61	$0.15	$(4.65)
Earnings per share — discontinued operations
— Basic	$—	$—	$—	$—
— Diluted	$—	$—	$—	$—
2011
Total revenues	$1,007	$861	$760	$819
Total expenses	(768)	(705)	(670)	(738)
Net income	42	89	60	29
Net income attributable to Willis Group Holdings	34	85	60	25
Earnings per share — continuing operations
— Basic	$0.20	$0.49	$0.35	$0.14
— Diluted	$0.20	$0.48	$0.34	$0.14
Earnings per share — discontinued operations
— Basic	$—	$—	$—	$—
— Diluted	$—	$—	$—	$—

Notes to the financial statements

33.	FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES
Trinity Acquisition plc may offer debt securities pursuant to an effective shelf registration on Form S-3. Debt securities offered('Trinity Acquisition Debt Securities'), if issued, will be guaranteed by the Company and certain of its subsidiaries. Therefore Trinity Acquisition plc is providing condensed consolidating financial information below. If Trinity Acquisition plc issues debt securities, the following 100 percent directly or indirectly owned subsidiaries of the parent could fully and unconditionally guarantee the debt securities on a joint and several basis: Willis Netherlands Holdings B.V, Willis Investment UK Holdings Limited, TA I Limited, Willis Group Limited and Willis North America Inc.
The guarantor structure described above differs from the guarantor structure associated with the senior notes issued by the Company and Willis North America (the ‘Willis North America Debt Securities’) in that Trinity Acquisition plc is the issuer and not a subsidiary guarantor, and Willis North America, Inc. is a subsidiary guarantor.
Presented below is condensed consolidating financial information for:

(i)	Willis Group Holdings, which is a guarantor, on a parent company only basis;

(ii)
the Other Guarantors, which are all 100 percent directly or indirectly owned subsidiaries of the parent. Willis Netherlands Holdings B.V, Willis Investment UK Holdings Limited and TA I Limited are all direct or indirect parents of the issuer and Willis Group Limited and Willis North America Inc., are 100 percent directly or indirectly owned subsidiaries or the issuer;

(iii)	Trinity Acquisition plc, which is the issuer and is a 100 percent indirectly owned subsidiary of the parent;

(iv)	Other, which are the non-guarantor subsidiaries, on a combined basis;

(v)	Consolidating adjustments; and

(vi)	the Consolidated Company.
The equity method has been used for investments in subsidiaries in the condensed consolidating balance sheets of Willis Group Holdings, the Other Guarantors and the Issuer. Investments in subsidiaries in the condensed consolidating balance sheet for Other represents the cost of investment in subsidiaries recorded in the parent companies of the non-guarantor subsidiaries.
The entities included in the Other Guarantors column are Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, Willis North America, TA I Limited and Willis Group Limited.

Willis Group Holdings plc

33. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year Ended December 31, 2012
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
REVENUES
Commissions and fees	$—	$—	$—	$3,458	$—	$3,458
Investment income	—	12	—	17	(11)	18
Other income	—	—	—	97	(93)	4
Total revenues	—	12	—	3,572	(104)	3,480
EXPENSES
Salaries and benefits	(2)	(96)	—	(2,377)	—	(2,475)
Other operating expenses	(4)	(162)	1	(419)	3	(581)
Depreciation expense	—	(16)	—	(63)	—	(79)
Amortization of intangible assets	—	—	—	(71)	12	(59)
Goodwill impairment charge	—	—	—	(492)	—	(492)
Net loss on disposal of operations	—	—	—	(28)	25	(3)
Total expenses	(6)	(274)	1	(3,450)	40	(3,689)
OPERATING (LOSS) INCOME	(6)	(262)	1	122	(64)	(209)
Investment income from Group undertakings	6	2,322	742	220	(3,290)	—
Interest expense	(43)	(359)	(35)	(277)	586	(128)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(43)	1,701	708	65	(2,768)	(337)
Income taxes	—	73	(11)	(166)	3	(101)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(43)	1,774	697	(101)	(2,765)	(438)
Interest in earnings of associates, net of tax	—	—	—	(4)	9	5
Equity account for subsidiaries	(403)	(2,163)	(1,124)	—	3,690	—
LOSS FROM CONTINUING OPERATIONS	(446)	(389)	(427)	(105)	934	(433)
Discontinued operations, net of tax	—	—	—	—	—	—
NET LOSS	(446)	(389)	(427)	(105)	934	(433)
Less: Net loss attributable to noncontrolling interests	—	—	—	(13)	—	(13)
NET LOSS ATTRIBUTABLE TO WILLIS GROUP HOLDINGS	$(446)	$(389)	$(427)	$(118)	$934	$(446)

Notes to the financial statements

33. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Comprehensive Income

	Year Ended December 31, 2012
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
Comprehensive loss	$(552)	$(486)	$(528)	$(213)	$1,240	$(539)
Less: Comprehensive income attributable to noncontrolling interests	—	—	—	(13)	—	(13)
Comprehensive loss attributable to Willis Group Holdings	$(552)	$(486)	$(528)	$(226)	$1,240	$(552)

Willis Group Holdings plc

33. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year Ended December 31, 2011
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
REVENUES
Commissions and fees	$—	$—	$—	$3,414	$—	$3,414
Investment income	—	13	—	29	(11)	31
Other income	—	—	—	24	(22)	2
Total revenues	—	13	—	3,467	(33)	3,447
EXPENSES
Salaries and benefits	(3)	(69)	—	(2,015)	—	(2,087)
Other operating expenses	(17)	(70)	4	(571)	(2)	(656)
Depreciation expense	—	(14)	—	(60)	—	(74)
Amortization of intangible assets	—	—	—	(74)	6	(68)
Net gain on disposal of operations	—	—	—	7	(3)	4
Total expenses	(20)	(153)	4	(2,713)	1	(2,881)
OPERATING (LOSS) INCOME	(20)	(140)	4	754	(32)	566
Investment income from Group undertakings	35	682	112	(157)	(672)	—
Make-whole on repurchase and redemption of senior notes and write-off of unamortized debt issuance costs	—	—	(171)	—	—	(171)
Interest expense	(34)	(367)	(43)	(332)	620	(156)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(19)	175	(98)	265	(84)	239
Income taxes	—	44	39	(117)	2	(32)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(19)	219	(59)	148	(82)	207
Interest in earnings of associates, net of tax	—	—	—	4	8	12
Equity account for subsidiaries	223	(45)	277	—	(455)	—
INCOME FROM CONTINUING OPERATIONS	204	174	218	152	(529)	219
Discontinued operations, net of tax	—	—	—	1	—	1
NET INCOME	204	174	218	153	(529)	220
Less: Net income attributable to noncontrolling interests	—	—	—	(16)	—	(16)
NET INCOME ATTRIBUTABLE TO WILLIS GROUP HOLDINGS	$204	$174	$218	$137	$(529)	$204

Notes to the financial statements

33. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Comprehensive Income

	Year Ended December 31, 2011
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
Comprehensive income (loss)	$1	$(24)	$21	$(50)	$68	$16
Less: Comprehensive income attributable to noncontrolling interests	—	—	—	(15)	—	(15)
Comprehensive income (loss) attributable to Willis Group Holdings	$1	$(24)	$21	$(65)	$68	$1

Willis Group Holdings plc

33. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year Ended December 31, 2010
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
REVENUES
Commissions and fees	$—	$—	$—	$3,293	$—	$3,293
Investment income	—	12	—	36	(10)	38
Other income	—	—	—	1	—	1
Total revenues	—	12	—	3,330	(10)	3,332
EXPENSES
Salaries and benefits	—	(65)	—	(1,818)	15	(1,868)
Other operating expenses	335	(64)	9	(825)	(19)	(564)
Depreciation expense	—	(9)	—	(54)	—	(63)
Amortization of intangible assets	—	—	—	(82)	—	(82)
Net (loss) gain on disposal of operations	(347)	2,610	(1,528)	350	(1,087)	(2)
Total expenses	(12)	2,472	(1,519)	(2,429)	(1,091)	(2,579)
OPERATING (LOSS) INCOME	(12)	2,484	(1,519)	901	(1,101)	753
Investment income from Group undertakings	—	1,701	4,634	952	(7,287)	—
Interest expense	—	(481)	(99)	(374)	788	(166)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(12)	3,704	3,016	1,479	(7,600)	587
Income taxes	—	8	37	(186)	1	(140)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(12)	3,712	3,053	1,293	(7,599)	447
Interest in earnings of associates, net of tax	—	—	—	16	7	23
Equity account for subsidiaries	467	(3,259)	(2,048)	—	4,840	—
INCOME FROM CONTINUING OPERATIONS	455	453	1,005	1,309	(2,752)	470
Discontinued operations, net of tax	—	—	—	—	—	—
NET INCOME	455	453	1,005	1,309	(2,752)	470
Less: Net income attributable to noncontrolling interests	—	—	—	(15)	—	(15)
NET INCOME ATTRIBUTABLE TO WILLIS GROUP HOLDINGS	$455	$453	$1,005	$1,294	$(2,752)	$455

Notes to the financial statements

33. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Comprehensive Income

	Year Ended December 31, 2010
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
Comprehensive income	$508	$501	$1,054	$1,375	$(2,917)	$521
Less: Comprehensive income attributable to noncontrolling interests	—	—	—	(13)	—	(13)
Comprehensive income attributable to Willis Group Holdings	$508	$501	$1,054	$1,362	$(2,917)	$508

Willis Group Holdings plc

33. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2012
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1	$—	$—	$499	$—	$500
Accounts receivable, net	—	—	—	904	29	933
Fiduciary assets	—	—	—	10,071	(800)	9,271
Deferred tax assets	1	—	—	18	(6)	13
Other current assets	1	102	1	241	(164)	181
Total current assets	3	102	1	11,733	(941)	10,898
Investments in subsidiaries	(1,542)	3,025	2,548	3,824	(7,855)	—
Amounts owed by (to) Group undertakings	4,091	(3,581)	309	(819)	—	—
NON-CURRENT ASSETS
Fixed assets, net	—	74	—	395	(1)	468
Goodwill	—	—	—	1,226	1,601	2,827
Other intangible assets, net	—	—	—	484	(99)	385
Investments in associates	—	—	—	(53)	227	174
Deferred tax assets	—	—	—	42	(24)	18
Pension benefits asset	—	—	—	136	—	136
Other non-current assets	5	172	3	157	(131)	206
Total non-current assets	5	246	3	2,387	1,573	4,214
TOTAL ASSETS	$2,557	$(208)	$2,861	$17,125	$(7,223)	$15,112
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Fiduciary liabilities	$—	$—	$—	$10,071	$(800)	$9,271
Deferred revenue and accrued expenses	2	—	—	543	(4)	541
Income taxes payable	—	14	11	120	(126)	19
Short-term debt and current portion of long-term debt	—	—	15	—	—	15
Deferred tax liabilities	1	—	—	25	(5)	21
Other current liabilities	60	73	—	216	(22)	327
Total current liabilities	63	87	26	10,975	(957)	10,194
NON-CURRENT LIABILITIES
Long-term debt	795	1,268	274	1	—	2,338
Liabilities for pension benefits	—	—	—	282	—	282
Deferred tax liabilities	—	—	—	42	(24)	18
Provisions for liabilities	—	—	—	188	(8)	180
Other non-current liabilities	—	12	—	363	—	375
Total non-current liabilities	795	1,280	274	876	(32)	3,193
TOTAL LIABILITIES	$858	$1,367	$300	$11,851	$(989)	$13,387
EQUITY
Total Willis Group Holdings stockholders’ equity	1,699	(1,575)	2,561	5,248	(6,234)	1,699
Noncontrolling interests	—	—	—	26	—	26
Total equity	1,699	(1,575)	2,561	5,274	(6,234)	1,725
TOTAL LIABILITIES AND EQUITY	$2,557	$(208)	$2,861	$17,125	$(7,223)	$15,112

Notes to the financial statements

33. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2011
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—	$163	$—	$273	$—	$436
Accounts receivable, net	2	3	—	877	28	910
Fiduciary assets	—	—	—	9,941	(603)	9,338
Deferred tax assets	—	1	—	43	—	44
Other current assets	1	31	42	271	(86)	259
Total current assets	3	198	42	11,405	(661)	10,987
Investments in subsidiaries	(1,023)	4,213	4,389	3,848	(11,427)	—
Amounts owed by (to) Group undertakings	4,354	(4,359)	119	(114)	—	—
NON-CURRENT ASSETS
Fixed assets, net	—	63	—	345	(2)	406
Goodwill	—	—	—	1,704	1,591	3,295
Other intangible assets, net	—	—	—	435	(15)	420
Investments in associates	—	—	—	(45)	215	170
Deferred tax assets	—	—	—	22	—	22
Pension benefits asset	—	—	—	145	—	145
Other non-current assets	5	213	—	192	(127)	283
Total non-current assets	5	276	—	2,798	1,662	4,741
TOTAL ASSETS	$3,339	$328	$4,550	$17,937	$(10,426)	$15,728
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Fiduciary liabilities	$—	$—	$—	$9,941	$(603)	$9,338
Deferred revenue and accrued expenses	2	—	—	318	—	320
Income taxes payable	—	40	—	30	(55)	15
Short-term debt and current portion of long-term debt	—	—	11	4	—	15
Deferred tax liabilities	—	1	—	25	—	26
Other current liabilities	56	68	—	185	(27)	282
Total current liabilities	58	109	11	10,503	(685)	9,996
NON-CURRENT LIABILITIES
Long-term debt	795	1,270	289	—	—	2,354
Liabilities for pension benefits	—	—	—	270	—	270
Deferred tax liabilities	—	7	33	(9)	1	32
Provisions for liabilities	—	—	—	198	(2)	196
Other non-current liabilities	—	18	—	345	—	363
Total non-current liabilities	795	1,295	322	804	(1)	3,215
TOTAL LIABILITIES	$853	$1,404	$333	$11,307	$(686)	$13,211
EQUITY
Total Willis Group Holdings stockholders’ equity	2,486	(1,076)	4,217	6,599	(9,740)	2,486
Noncontrolling interests	—	—	—	31	—	31
Total equity	2,486	(1,076)	4,217	6,630	(9,740)	2,517
TOTAL LIABILITIES AND EQUITY	$3,339	$328	$4,550	$17,937	$(10,426)	$15,728

Willis Group Holdings plc

33. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2012
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(42)	$1,869	$1,269	$431	$(3,002)	$525
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	—	—	5	—	5
Additions to fixed assets	—	(26)	—	(109)		(135)
Acquisitions of subsidiaries, net of cash acquired	—	—	—	(33)	—	(33)
Payments to acquire other investments	—	—	—	(7)	—	(7)
Additions to intangible assets	—	—	—	(2)	—	(2)
Proceeds from sale of continuing operations, net of cash disposed	—	—	—	—	—	—
Net cash used in investing activities	—	(26)	—	(146)	—	(172)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issue of other debt	—	—	1	—	—	1
Repayments of debt	—	(4)	(11)	—	—	(15)
Repurchase of shares	(100)	—	—	—	—	(100)
Proceeds from issue of shares	53	—	—	—	—	53
Excess tax benefits from share-based payment arrangements	—	—	—	2	—	2
Amounts owed by/to Group undertakings	275	(782)	(190)	697	—	—
Dividends paid	(185)	(1,220)	(1,069)	(713)	3,002	(185)
Proceeds from sale of noncontrolling interests	—	—	—	3	—	3
Acquisition of noncontrolling interests	—	—	—	(39)	—	(39)
Dividends paid to noncontrolling interests	—	—	—	(11)	—	(11)
Net cash provided by (used in) financing activities	43	(2,006)	(1,269)	(61)	3,002	(291)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1	(163)	—	224	—	62
Effect of exchange rate changes on cash and cash equivalents	—	—	—	2	—	2
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—	163	—	273	—	436
CASH AND CASH EQUIVALENTS, END OF YEAR	$1	$—	$—	$499	$—	$500

Notes to the financial statements

33. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2011
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(41)	$209	$110	$1,269	$(1,108)	$439
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	—	—	13	—	13
Additions to fixed assets	—	(25)	—	(86)	—	(111)
Acquisitions of subsidiaries, net of cash acquired	—	—	—	(10)	—	(10)
Acquisitions of investments in associates	—	—	—	(2)	—	(2)
Payments to acquire other investments	—	—	—	(5)	—	(5)
Proceeds from sale of discontinued operations, net of cash disposed	—	—	—	14	—	14
Net cash used in investing activities	—	(25)	—	(76)	—	(101)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from draw down of revolving credit facility	—	(90)	—	—	—	(90)
Senior notes issued	794	—	—	—	—	794
Debt issuance costs	(7)	—	(5)	—	—	(12)
Proceeds from issue of term loan	—	—	300	—	—	300
Repayments of debt	—	(411)	(500)	—	—	(911)
Make-whole on repurchase and redemption of senior notes	—	—	(158)	—	—	(158)
Proceeds from issue of shares	60	—	—	—	—	60
Excess tax benefits from share-based payment arrangements	—	—	—	5	—	5
Amounts owed by/to Group undertakings	(626)	455	253	(82)	—	—
Dividends paid	(180)	(47)	—	(1,061)	1,108	(180)
Acquisition of noncontrolling interests	—	(4)	—	(5)	—	(9)
Dividends paid to noncontrolling interests	—	—	—	(13)	—	(13)
Net cash provided by (used in) financing activities	41	(97)	(110)	(1,156)	1,108	(214)
INCREASE IN CASH AND CASH EQUIVALENTS	—	87	—	37	—	124
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(4)	—	(4)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—	76	—	240	—	316
CASH AND CASH EQUIVALENTS, END OF YEAR	$—	$163	$—	$273	$—	$436

Willis Group Holdings plc

33. FINANCIAL INFORMATION FOR ISSUER, PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2010
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Consolidating adjustments	Consolidated
			(millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(9)	$2,650	$2,899	$1,572	$(6,623)	$489
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	—	—	10	—	10
Additions to fixed assets	—	(7)	—	(76)	—	(83)
Acquisitions of subsidiaries, net of cash acquired	—	—	—	(21)	—	(21)
Acquisitions of investments in associates	—	—	—	(1)	—	(1)
Payments to acquire other investments	—	—	—	(1)	—	(1)
Proceeds from sale of continuing operations, net of cash disposed	—	—	—	2	—	2
Net cash used in investing activities	—	(7)	—	(87)	—	(94)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from draw down of revolving credit facility	—	90	—	—	—	90
Repayments of debt	—	(200)	—	(9)	—	(209)
Proceeds from issue of shares	36	—	—	—	—	36
Amounts owed by/to Group undertakings	106	2,472	(2,783)	205	—	—
Excess tax benefits from share-based payment arrangements	—	—	—	2	—	2
Dividends paid	(133)	(5,029)	(116)	(1,521)	6,623	(176)
Acquisition of noncontrolling interests	—	(4)	—	(6)	—	(10)
Dividends paid to noncontrolling interests	—	—	—	(26)	—	(26)
Net cash provided by (used in) financing activities	9	(2,671)	(2,899)	(1,355)	6,623	(293)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	—	(28)	—	130	—	102
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(7)	—	(7)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—	104	—	117	—	221
CASH AND CASH EQUIVALENTS, END OF YEAR	$—	$76	$—	$240	$—	$316